EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

DATED AS OF JUNE 30, 2008

by and among

MMC CHULA VISTA II LLC, as a Borrower

MMC ESCONDIDO II LLC, as a Borrower

MMC ENERGY, INC., as Parent

THE LENDERS PARTY HERETO

and

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent

INDEX OF EXHIBITS AND SCHEDULES

Schedule I	-	Administrative Agent’s, Lenders’ and Borrowers’ Representatives for Notices; Addresses; Delayed Draw Term Loan Commitments
Schedule 4.3	-	Locations; Corporate or Other Names
Schedule 4.17	-	Insurance
Schedule 4.18	-	Bank and Security Accounts
Schedule 10.3	-	Actions to Perfect Liens
Exhibit A	-	Form of Notice of Delayed Draw Term Loan
Exhibit B	-	Form of Secretary’s Certificate
Exhibit C	-	Form of Power of Attorney
Exhibit D	-	Form of Assignment
Exhibit E	-	Form of Note
Exhibit F	-	Form of Notice of Conversion or Continuation

This LOAN AND SECURITY AGREEMENT is dated as of June 30, 2008, and agreed to by and between MMC CHULA VISTA II LLC, a Delaware limited liability company (“Chula Vista Borrower”), MMC ESCONDIDO II LLC, a Delaware limited liability company (“Escondido Borrower” and together with the Chula Vista Borrower, collectively “Borrowers” and individually each a “Borrower”), MMC Energy, Inc., a Delaware corporation (“Parent”), the Lenders (as defined below) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Administrative Agent” has the meaning specified in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that Lender shall not be an Affiliate of Borrowers. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Loan and Security Agreement.

“Applicable Margin” means, with respect to Delayed Draw Term Loans, (i) 2.75% per annum for Base Rate Loans and (ii) 4.50% per annum for Eurodollar Rate Loans.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any prospective assignee thereof and accepted by Administrative Agent, in substantially the form of Exhibit D.

“Base Rate” means, at any time, a rate per annum equal to the higher of (a) the rate last quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s largest banks” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent) or any similar release by the Federal Reserve Board (as determined by Administrative Agent) and (b) the sum of 0.5% per annum and the Federal Funds Rate.

“Base Rate Loan” means any Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrowers’ business.

“Borrowers” has the meaning set forth in the preamble of this Agreement.

“BSA” has the meaning assigned to it in Section 4.22.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale and leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Change of Control” means, the occurrence of any of the following: (a) Parent shall cease to own and control, legally and beneficially, all of the economic and voting rights associated with ownership of all outstanding Stock of all classes of Stock of each Borrower, (b) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 40% of the issued and outstanding shares of capital Stock of Parent having the right to vote for the election of directors of Parent under ordinary circumstances, or (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period (or the Closing Date for any period beginning prior to the Closing Date) constituted the board of directors of Parent (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the stockholders of Parent was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period (or the Closing Date for any period beginning prior to the Closing Date) or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) the ownership or use of any assets by any Credit Party or (e) any other aspect of any Credit Party’s business.

“Chula Vista Assignment of Purchase Agreement” means the Assignment of Purchase Agreement, dated as of the date hereof, between the Chula Vista Borrower, as assignor and Administrative Agent, as assignee.

“Chula Vista Borrower” has the meaning set forth in the preamble of this Agreement.

“Chula Vista Equipment” means the Chula Vista Turbines, associated skids and auxiliary equipment, together with any and all additions, accessions, parts, accessories, substitutions and replacements thereof, now or hereafter installed in, affixed to or used in connection therewith.

“Chula Vista Equity Contribution” means the equity contributions to be made by Parent to the Chula Vista Borrower on terms satisfactory to Administrative Agent in an amount not less than 45% of the purchase price of the Chula Vista Equipment under the Chula Vista Purchase Agreement.

“Chula Vista Project” means the peaking power generation facility located at 3497 Main Street, Chula Vista, California.

“Chula Vista Purchase Agreement” means, that certain Contract for U.S. Based Sale of Equipment and Services, dated as of January 25, 2008, by and between Seller and Parent, as assigned by Parent to Chula Vista Borrower pursuant to the Assignment and Assumption Agreement, dated as of June 25, 2008 among Seller, Parent and Chula Vista Borrower, as amended, supplemented or otherwise modified from time to time.

“Chula Vista Seller Acknowledgment of Assignment” means the Consent and Agreement, dated as of the date hereof, between Seller and Administrative Agent and acknowledged by Chula Vista Borrower.

“Chula Vista Turbines” means two (2) new GE LM 6000 combustion gas turbines for installation at the Chula Vista Project.

“Closing Date” means the Business Day on which the conditions precedent set forth in Article III have been satisfied or specifically waived in writing by the Required Lenders, and the initial Loans have been made; provided, however, that in no event shall the Closing Date be later than June 30, 2008.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” has the meaning assigned to it in Section 10.1, and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations, including the Stock of Borrowers.

“Collection Account” means that certain account of Administrative Agent, account number 50-787-72 in the name of GECC EFS-T&I Depository Account, Deutsche Bank Trust Company Americas, New York, New York, ABA number 021-001-033.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

“Construction and Project Financing” means with respect to any Project, a loan facility, loan or other financial arrangement provided to the owner of such Project for the purpose of construction of such Project.

“Contractual Obligation” means as to any Person, any provision of any Security issued by such Person or of any agreement, instrument, or other undertaking (other than a Loan Document or the Purchase Agreements) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control Agreement” means a deposit account control agreement and/or lock box agreement among any financial institution at which a bank, deposit or security account is maintained, Administrative Agent and a Borrower, in form and substance acceptable to Administrative Agent.

“Credit Party” means each Borrower, Parent, and each other Person (other than any Secured Party) that is or may become a party to this Agreement or any other Loan Document.

“Default” means any Event of Default or any event that, with the passage of time or notice or both, would become an Event of Default.

“Default Rate” has the meaning assigned to it in Section 2.7(d).

“Delayed Draw Term Loan” has the meaning assigned to it in Section 2.1(a)(i).

“Delayed Draw Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Delayed Draw Term Loans, which commitment is in the percentage of the Delayed Draw Term Loan Commitment set forth under such Lender’s name on Schedule I under the caption “Commitment Percentage”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement (including Section 2.1(a)). The aggregate amount of the Delayed Draw Term Loan Commitments on the date hereof equals $25,500,000.

“Delayed Draw Term Loan Commitment Period” means the time period commencing on the Closing Date through and including the Delayed Draw Term Loan Commitment Termination Date.

“Delayed Draw Term Loan Commitment Termination Date” shall mean the earliest of (a) the Stated Expiry Date, (b) the date of termination of the Delayed Draw Term Loan Commitments in whole (but not in part) pursuant to Section 2.5 or 11.2 and (c) the date on which the Obligations become due and payable in whole (but not in part) pursuant to Section 11.2.

“Delayed Draw Term Loan Facility” means the Delayed Draw Term Loan Commitments and the provisions herein related to the Delayed Draw Term Loans.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Environmental Laws” means all present and future Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against a Borrower as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by a Borrower, whether on, prior or after the date hereof.

“Equipment” means, collectively, the Chula Vista Equipment and the Escondido Equipment.

“Equipment Delivery Date” has the meaning assigned to it in Section 8.14.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party, and any Person under common control, or treated as a single employer, with any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder and (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Escondido Assignment of Purchase Agreement” means the Assignment of Purchase Agreement, dated as of the date hereof, between the Escondido Borrower, as assignor and Administrative Agent, as assignee.

“Escondido Borrower” has the meaning set forth in the preamble of this Agreement.

“Escondido Equipment” means the Escondido Turbine, associated skids and auxiliary equipment, together with any and all additions, accessions, parts, accessories, substitutions and replacements thereof, now or hereafter installed in, affixed to or used in connection therewith.

“Escondido Equity Contribution” means the equity contributions to be made by Parent to the Escondido Borrower on terms satisfactory to Administrative Agent in an amount not less than 45% of the purchase price of the Escondido Equipment under the Escondido Purchase Agreement.

“Escondido Project” means the peaking power generation facility located at 1968 Don Lee Place, Escondido, California.

“Escondido Purchase Agreement” means, that certain Contract for U.S. Based Sale of Equipment and Services, dated as of May 15, 2008, by and between Seller and Parent, as assigned by Parent to Escondido Borrower pursuant to the Assignment and Assumption Agreement, dated as of June 25, 2008 among Seller, Parent and Escondido Borrower, as amended, supplemented or otherwise modified from time to time.

“Escondido Seller Acknowledgment of Assignment” means the Consent and Agreement, dated as of the date hereof, between Seller and Administrative Agent and acknowledged by Escondido Borrower

“Escondido Turbine” means a new GE LM 6000 combustion gas turbine for installation at the Escondido Project.

“Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen) at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by Administrative Agent in its sole discretion.

“Eurodollar Rate” means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.

“Eurodollar Rate Loan” means any Loan that bears interest based on the Eurodollar Rate.

“Eurodollar Reserve Requirements” means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect 2 Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system, including Intralinks® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Event of Default” has the meaning assigned to it in Section 11.1.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by Administrative Agent in its sole discretion.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.

“Fees” means the fees due to Administrative Agent and the Lenders under Section 2.8 and under the Fee Letter.

“Fee Letter” means the letter agreement dated as of the date hereof addressed to Borrowers and Parent from Administrative Agent and accepted by Borrowers and Parent, with respect to certain fees to be paid from time to time to Administrative Agent and its Related Persons.

“Financial Statements” means a consolidated balance sheet of each Borrower as at the end of the relevant fiscal period and the related consolidated statements of income, retained earnings and cash flows for the fiscal period then ended.

“Fiscal Quarter” means each three month fiscal period ending on March 31, June 30, September 30 or December 31.

“Fiscal Year” means the twelve month period of each Borrower ending on December 31.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.

“GE Capital” has the meaning set forth in the preamble of this Agreement.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantor” means Parent.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.

“Guaranty” means the Guaranty and Pledge Agreement, dated as of the Closing Date by Parent, in favor of, and in form and substance satisfactory to, Administrative Agent, for the benefit of the Secured Parties, together with all amendments, modifications and supplements thereto.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Stated Expiry Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

“Indemnified Matters” and “Indemnitee” have the respective meanings assigned to them in Section 13.4.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law, including all copyrights, patents, trademarks, internet domain names, trade secrets and Contractual Obligations relating thereto.

“Interest Period” means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such Loan is continued, on the last day of the immediately preceding Interest Period therefor and ending 3 months thereafter; provided, however, that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (c) Borrowers may not select any Interest Period ending after the Delayed Draw Term Loan Commitment Termination Date, and (d) there shall be outstanding at any one time no more than 10 Interest Periods.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“IRS” means the Internal Revenue Service of the United States, and any successors thereto.

“Lender” means, collectively, any financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment, in each case, together with its successors.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Line Amount” means (a) with respect to Chula Vista Borrower, $17,500,000 and (b) with respect to Escondido Borrower, $8,500,000.

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan Documents” means this Agreement, the Guaranty and Pledge Agreement, the Chula Vista Assignment of Purchase Agreement, the Escondido Assignment of Purchase Agreement, the Chula Vista Seller Acknowledgment of Assignment, the Escondido Seller Acknowledgement of Assignment, the Powers of Attorney, the Fee Letter, and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than any Secured Party) in connection with any of the foregoing.

“Loans” means any loan made or deemed made by any Lender under this Agreement.

“Margin Stock” has the meaning assigned to it in Section 4.11.

“Material Adverse Effect” means any fact, event or circumstance that, alone or when taken with other events or conditions occurring or existing concurrently with such event or condition (a) has or is reasonably expected to have a material adverse effect on the business, assets, operations, condition (financial or otherwise), or prospects of any Borrower or any Credit Party, (b) materially impairs or is reasonably expected to materially impair the ability of any Borrower or any Credit Party to pay and perform their obligations under the Loan Documents to which they are a party, (c) materially impairs or is reasonably expected to materially impair the ability of Administrative Agent, the Lenders and the other Secured Parties to enforce their rights and remedies under any Loan Document or (d) has or is reasonably expected to have any material adverse effect on the Collateral, the Liens of Administrative Agent in such Collateral or the priority of such Liens.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Non-Funding Lender” has the meaning assigned to it in Section 2.2(c).

“Non-Seller Transportation Service” has the meaning assigned to it in Section 8.14(c).

“Non-U.S. Lender Party” means each of Administrative Agent, each Lender, each SPV and each participant, in each case that is not a Domestic Person.

“Notes” means a promissory note in substantially the form of Exhibit E executed and delivered by each Borrower, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Delayed Draw Term Loan Commitment.

“Notice of Delayed Draw Term Loan” has the meaning assigned to it in Section 2.2(a).

“Obligations” means, with respect to any Credit Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Credit Party to the Secured Parties, any other Indemnitee and any Affiliate of any of them arising out of, under, or in connection with, any Loan Document or any other agreement between any Credit Party and Lender, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Credit Party is a Borrower, all Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (c) all other fees, expenses (including fees, charges and disbursements of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Credit Party under any Loan Document.

“OFAC” has the meaning assigned to it in Section 4.22.

“Other Taxes” has the meaning assigned to it in Section 2.13(c).

“Parent” has the meaning set forth in the preamble of this Agreement.

“Parent Advances” has the meaning specified in Section 8.1(b).

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Lien” means (a) any possessory lien arising by operation of law in favor of Seller prior to delivery of the Equipment to Borrowers; and (b) Liens in favor of Administrative Agent securing the Obligations.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Powers of Attorney” means the powers of attorney substantially in the form of Exhibit C.

“Prepayment Fee” has the meaning assigned to it in Section 2.8(b).

“Projects” means, collectively, the Chula Vista Project and the Escondido Project.

“Pro Rata Outstandings” means, as to any Lender at any time in the case of the Delayed Draw Term Loan Facility, the outstanding principal amount of the Delayed Draw Term Loans owing to such Lender.

“Pro Rata Share” means, with respect to any Lender and at any time, the percentage obtained by dividing (a) the Delayed Draw Term Loan Commitment (or, if such Delayed Draw Term Loan Commitment is terminated, the Pro Rata Outstandings therein) of such Lender then in effect under the Delayed Draw Term Loan Facility by (b) the sum of the Delayed Draw Term Loan Commitments (or, if such Delayed Draw Term Loan Commitments in the Delayed Draw Term Loan Facility are terminated, the Pro Rata Outstandings therein) of all Lenders then in effect under the Delayed Draw Term Loan Facility.

“Purchase Agreements” means, collectively, the Chula Vista Purchase Agreement and the Escondido Purchase Agreement. The Chula Vista Purchase Agreement and the Escondido Purchase Agreement may each be referred to individually as a “Purchase Agreement”.

“Register” has the meaning specified in Section 2.11(b).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means, at any time, Lenders having at such time in excess of 50% of the sum of the aggregate Delayed Draw Term Loan Commitments (or, if such Delayed Draw Term Loan Commitments are terminated, the sum of the Pro Rata Outstandings in the Delayed Draw Term Loan Facility) then in effect, ignoring, in such calculation, the amounts held by any Non-Funding Lender.

“Requirement of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of any Borrower’s Stock, (b) any payment or distribution made in respect of any subordinated Indebtedness of any Borrower in violation of any subordination or other agreement made in favor of the Lenders, (c) any payment on account of the purchase, redemption, defeasance or other retirement of any Borrower’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than that arising under this Agreement.

“Secured Parties” means the Lenders, Administrative Agent, each other Indemnitee and any other holder of any Obligation of any Credit Party.

“Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a sale and leaseback transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Seller” means GE Packaged Power, Inc., a Delaware corporation.

“Senior Obligations” has the meaning assigned to it in Section 13.24.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Administrative Agent.

“Stated Expiry Date” means the earlier of (a) the date that is 150 days after the date on which Seller shall have delivered all of the Equipment to Borrowers or the Projects and (b) July 31, 2009.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all Securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Taxes” has the meaning assigned to it in Section 2.13(a).

“Tax Returns” has the meaning assigned to it in Section 4.10.

“Termination Date” means the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash, and Borrowers shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

“Third-Party Storage Facility” has the meaning assigned to it in Section 8.14(c).

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“Unused Delayed Draw Term Loan Commitment Fee” has the meaning assigned to it in Section 2.8(a).

“U.S. Lender Party” means each of Administrative Agent, each Lender, each SPV and each participant, in each case, that is a Domestic Person.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

Section 1.2 UCC Terms. The following terms have the meanings given to them in the applicable UCC: “account”, “account debtor”, “chattel paper”, “commercial tort claim”, “contract”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangible”, “goods”, “instrument”, “inventory”, “investment property”, “letter-of-credit rights, “payment intangible”, “proceeds”, “software” and “supporting obligation”. To the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

Section 1.3 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.

Section 1.4 Interpretation. (a) Certain Terms. Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property). The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Loan Document, the term “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” In any other case, the term “including” when used in any Loan Document means “including without limitation.” The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.

(b) Certain References. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section, clause or paragraph refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or paragraph in, this Agreement and (ii) in any Loan Document, to (A) any agreement or instrument shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of Lender required therefor is not obtained, any amendment, amendment and restatement, supplement or other modification to any term of such agreement from time to time, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time. Titles of articles, sections, clauses, paragraphs, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

ARTICLE II

THE FACILITY

Section 2.1 Delayed Draw Term Loan Commitment.

(a) Establishment of Delayed Draw Term Loan Facility. During the Delayed Draw Term Commitment Period, and subject to the terms and conditions hereof, each Delayed Draw Term Lender severally agrees to make term loans (each, a “Delayed Draw Term Loan”) to Borrowers after the Closing Date in an amount up to but not exceeding such Lender’s Delayed Draw Term Commitment; provided, however, that the maximum aggregate principal amount of Delayed Draw Term Loans that may be advanced to any Borrower shall not exceed the Line Amount for such Borrower. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Delayed Draw Term Loans shall be made in an aggregate minimum amount of $160,000. Each Lender’s Delayed Draw Term Loan Commitment shall be reduced by the amount of each Delayed Draw Term Loan advanced by such Lender this Section 2.1(a). Each Lender’s Delayed Draw Term Commitment shall expire on the Delayed Draw Term Commitment Termination Date.

(b) Scheduled Repayments. The Delayed Draw Term Loans shall be repayable on the Stated Expiry Date.

Section 2.2 Borrowing Procedures.

(a) Notice from Borrowers. Each Delayed Draw Term Loan shall be made on notice given by Borrowers to Administrative Agent not later than 1:00 p.m. New York time on (i) the first Business Day, in the case of a Base Rate Loan and (ii) the third Business Day, in the case of a Eurodollar Rate Loan, prior to the date of the proposed Delayed Draw Term Loan. Each such notice shall be made in a writing substantially in the form of Exhibit A (a “Notice of Delayed Draw Term Loan”) duly completed.

(b) Notice to each Lender. Administrative Agent shall give to each Lender prompt notice of Administrative Agent’s receipt of a Notice of Delayed Draw Term Loan. Each Lender shall, before 12:00 noon on the date of the proposed borrowing, make available to Administrative Agent at its address referred to in Section 13.11, such Lender’s Pro Rata Share of such proposed borrowing and, on the Closing Date, such Lender’s Pro Rata Share of the Delayed Draw Term Loan. Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 and (ii) on the Closing Date and any time thereafter, of the applicable conditions set forth in Section 3.2, Administrative Agent shall make such funds available to applicable Borrower.

(c) Non-Funding Lenders. Unless Administrative Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to any Delayed Draw Term Loan that such Lender will not make such payment (or any portion thereof) available to Administrative Agent, Administrative Agent may assume that such Lender has made such payment available to Administrative Agent on the date such payment is required to be made in accordance with this Article II and Administrative Agent may, in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. Borrowers jointly and severally agree to repay to Administrative Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to Borrowers until the date such amount is repaid to Administrative Agent, at the interest rate applicable to the Obligation that would have been created when Administrative Agent made available such amount to Borrowers had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to Borrowers. In addition, any Lender that shall not have made available to Administrative Agent any portion of any payment described above (any such Lender, a “Non-Funding Lender”) agrees to pay such amount to Administrative Agent on demand together with interest thereon, for each day from the date such amount is made available to Borrowers until the date such amount is repaid to Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter (i) in the case of a payment in respect of a Loan, at the interest rate applicable at the time to such Delayed Draw Term Loan and (ii) otherwise, at the interest rate applicable to Delayed Draw Term Loans bearing interest at the Base Rate. Such repayment shall then constitute the funding of the corresponding Delayed Draw Term Loan (including any Delayed Draw Term Loan deemed to have been made hereunder with such payment). The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.

Section 2.3 [Intentionally Omitted]

Section 2.4 [Intentionally Omitted]

Section 2.5 Term and Prepayment.

(a) Delayed Draw Term Loan Commitment Termination Date. Upon the Delayed Draw Term Loan Commitment Termination Date the obligation of the Lenders to make Delayed Draw Term Loans hereunder shall immediately terminate and Borrowers shall jointly and severally pay to Administrative Agent in full, in cash: (i) all outstanding Delayed Draw Term Loans and all accrued but unpaid interest thereon and (ii) all other non-contingent Obligations due to or incurred by any Secured Party.

(b) [Intentionally Omitted]

(c) Mandatory Prepayment. Upon receipt on or after the Closing Date by any Borrower of net cash proceeds arising from any casualty or condemnation event with respect to any property of such Borrower, including the Collateral, or any liquidated damage, refund or other payments under any Purchase Agreement such Borrower shall immediately pay or cause to be paid to Administrative Agent an amount equal to 100% of such net cash proceeds or payments, as applicable, and Administrative Agent shall apply the same to the Obligations as set forth in Section 2.10(b).

(d) Voluntary Prepayment and Commitment Termination. Borrowers shall have the right, at any time upon 30 days’ prior written notice to Administrative Agent to (i) terminate voluntarily all (but not part) of the Delayed Draw Term Loan Commitments and (ii) prepay all of the Obligations. The effective date of termination of the Delayed Draw Term Loan Commitments and the prepayment of all of the Delayed Draw Term Loans specified in such notice shall constitute the Delayed Draw Term Loan Commitment Termination Date. If Borrowers exercise such right of termination and prepayment, or if the Delayed Draw Term Loan Commitments are terminated for any reason prior to the Stated Expiry Date (including as a result of the occurrence of an Event of Default), Borrowers shall jointly and severally pay to Administrative Agent the applicable Prepayment Fee.

Section 2.6 Single Loan. All Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one joint and several general obligation of Borrowers secured by all of the Collateral.

Section 2.7 Interest.

(a) Rate. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows: (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Base Rate Loans, each as in effect from time to time.

(b) Computation. All computations of interest, and all calculations of Fees, shall be made by Administrative Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or Fee is payable. Each determination by Administrative Agent of an interest rate hereunder (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of “Eurodollar Rate” and “Base Rate”, respectively) shall be conclusive and binding for all purposes, absent manifest error.

(c) Payments. Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) upon the payment or prepayment of the principal amount on which such interest has accrued and (C)(1) if such Loan is a Base Rate Loan, on the last day of each calendar month commencing on the first such day following the making of such Loan and (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period and (ii) if accrued on any other Obligation, on demand from any after the time such Obligation is due and payable (whether by acceleration or otherwise).

(d) Default Rate. Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Applicable Margins shall automatically be increased by 2% per annum (such increased rate, the “Default Rate”), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(e) Conversion and Continuation Options.

(i) Option. Each Borrower may elect (A) in the case of any Eurodollar Rate Loan of such Borrower, (1) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (2) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.12(a), and (B) in the case of Base Rate Loans, to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon 3 Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of $1,000,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) an Event of Default shall be continuing and Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.14.

(ii) Procedure. Each such election shall be made by giving Administrative Agent at least 3 Business Days’ prior notice in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) duly completed. Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. If Administrative Agent does not receive a timely Notice of Conversion or Continuation from a Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan of such Borrower, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan. Each partial conversion or continuation shall be allocated ratably among the Lenders in accordance with their Pro Rata Share.

(f) Non-Business Days. If any interest or any other payment under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

(g) Maximum Lawful Rate. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Agreement shall exceed the maximum amount of interest permitted by applicable law, then in such event any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance of any Loan or refunded to Borrowers, at the option of Administrative Agent and the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.

Section 2.8 Fees. Borrowers jointly and severally agree to pay to Administrative Agent the following fees:

(a) Unused Delayed Draw Term Loan Commitment Fee. For the benefit of each Lender, a commitment fee on the average daily amount by which the Delayed Draw Term Loan Commitment, of such Lender, as in effect on such day, exceeds its Pro Rata Share of the aggregate outstanding principal amount of all Delayed Draw Term Loans (the “Unused Delayed Draw Term Loan Commitment Fee”) from the Closing Date through the Delayed Draw Term Loan Commitment Termination Date at a rate per annum equal to 0.50%. The Unused Delayed Draw Term Loan Commitment Fee is payable in arrears on (i) the first day of each calendar month following the Closing Date and (ii) the Delayed Draw Term Loan Commitment Termination Date.

(b) Prepayment Fee. For the benefit of each Lender, in the event that the Delayed Draw Term Loan Commitments are terminated or Borrowers prepay all or a part of the Delayed Draw Term Loans (in each case, whether voluntarily by Borrowers, upon Default or otherwise, other than pursuant to a mandatory prepayment pursuant to Section 2.5(c)), an amount (the “Prepayment Fee”) equal to the sum of (x) the amount of the Delayed Draw Term Loan Commitments being terminated plus (y) the principal amount of the Delayed Draw Term Loans being prepaid prior to such termination, multiplied by:

(i) 3.00% if such event occurs on or after the Closing Date and on or before the first anniversary of the Closing Date, payable on the date of such termination or prepayment; or

(ii) 0% if such event occurs after the first anniversary of the Closing Date

;provided, however, that Borrowers shall not be required to pay (x) such applicable Prepayment Fee if the Delayed Draw Term Loans are prepaid in full (and the Delayed Draw Term Loan Commitment terminated) with the proceeds of a construction and project financing for the Projects which GE Capital is a mandated lead arranger and book running manager of such financing, (y) such applicable Prepayment Fee with respect to Delayed Draw Term Loan Commitments or Delayed Draw Term Loans relating to a Borrower and such Borrower’s Project (based on the Line Amount for such Borrower) if the Credit Parties have paid in full the applicable breakup fee to GE Capital for such Project in accordance with the Fee Letter and (z) such applicable Prepayment Fee if the Borrowers have paid in full all of the Obligations prior to the first anniversary of the Closing Date pursuant to a declaration by the Administrative Agent under Section 11.2(a) that such Obligations are then due and payable as a result of the occurrence and continuance of an Event of Default under Section 11.1(j) with respect to any Borrower; provided, further that in the event that the Borrowers elect not to complete the Projects and sell the Equipment and prepay in full the Delayed Draw Term Loans and terminate in full the Delayed Draw Term Loan Commitments on or before the first anniversary of the Closing Date from the proceeds of such sale, then the Prepayment Fee payable shall be equal to the sum of (i) the daily amount of interest which accrues and is payable on the outstanding Delayed Draw Term Loans being prepaid for the date of prepayment multiplied by the number of days remaining from the date of prepayment to and including the first anniversary of the Closing Date, plus (ii) the daily amount of the Unused Delayed Draw Term Loan Commitment Fee that accrues and is payable for the date of prepayment multiplied by the number of days remaining from the date of prepayment to and including the first anniversary of the Closing Date. Each Borrower acknowledges and agrees that (i) it would be difficult or impractical to calculate the Lenders’ actual damages from an early termination of the Delayed Draw Term Loan Commitments or the prepayment of the Delayed Draw Term Loans for any reason, (ii) the Prepayment Fee provided above is intended to be fair and reasonable approximation of such damages and (iii) the Prepayment Fee is not intended to be a penalty.

(c) Other Fees. Borrowers shall jointly and severally pay to Administrative Agent the additional fees and expenses described in the Fee Letter.

Section 2.9 Receipt of Payments. (a) Procedure. Borrowers shall make each payment under any Loan Document not later than 11:00 a.m. on the day when due to Administrative Agent by wire transfer to the following account (or at such other account or by such other means to such other address as Administrative Agent shall have notified Borrowers in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

ABA No. 021-001-033
Account Number 50-787-72
Deutsche Bank Trust Company Americas, New York, New York
Account Name: GECC EFS-T&I Depository Account
Reference: EF # 22385

Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.10. The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim. Payments received by Administrative Agent after 11:00 a.m. shall be deemed to be received on the next Business Day.

(b) Advancing Payments. Unless Administrative Agent shall have received notice from any Borrower to the Lenders prior to the date on which any payment is due hereunder that Borrowers will not make such payment in full, Administrative Agent may assume that Borrowers have made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that Borrowers shall not have made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Loans that bear interest at the Base Rate) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Agent.

Section 2.10 Application of Payments.

(a) Application of Voluntary Prepayments. Unless otherwise provided in this Section 2.10 or elsewhere in any Loan Document, all payments and any other amounts received by Administrative Agent from or for the benefit of Borrowers shall be applied to repay the Obligations Borrowers so designate.

(b) Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by Borrowers to Administrative Agent pursuant to Section 2.5(c) or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied first, to repay the outstanding principal balance of the Delayed Draw Term Loans, second, to pay any other Obligations then due and payable, and, then, any excess shall be returned to Borrowers.

(c) Application of Payments During an Event of Default. Each Borrower and each other Credit Party party hereto hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) above, Administrative Agent may, and, upon either (i) the direction of the Required Lenders or (ii) the termination of any Delayed Draw Term Loan Commitment or the acceleration of any Obligation pursuant to Section 11.2, shall apply all payments in respect of any Obligation, and all proceeds of Collateral (A) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to Administrative Agent, (B) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders, (C) third, to pay interest then due and payable in respect of the Loans, (D) fourth, to repay the outstanding principal amounts of the Loans (E) fifth, to the ratable payment of all other Obligations.

(d) Application of Payments Generally. If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.10, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations. Any priority level set forth in this Section 2.10 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

Section 2.11 Evidence of Debt.

(a) Records of Lenders. Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to Administrative Agent, acting as agent of Borrowers solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 13.11 (or at such other address as such Lender shall notify Borrowers) a record of ownership, in which such Lender shall register by book entry (i) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (ii) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Delayed Draw Term Loan Commitment and in any right to receive any payment hereunder.

(b) Records of Administrative Agent. Administrative Agent, acting as agent of Borrowers solely for tax purposes and solely with respect to the actions described in this Section 2.11, shall establish and maintain at its address referred to in Section 13.11 (or at such other address as Administrative Agent may notify Borrowers) (i) a record of ownership (the “Register”) in which Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Administrative Agent, each Lender in the Delayed Draw Term Loans, each of their obligations under this Agreement to participate in each Loan, and any assignment of any such interest, obligation or right and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Lenders (and each change thereto pursuant to Section 13.2), (B) the Delayed Draw Term Loan Commitments of each Lender, (C) the amount of each Loan and each funding of any participation described in clause (i) above, (D) the amount of any principal or interest due and payable or paid and (E) any other payment received by Administrative Agent from Borrowers and its application to the Obligations.

(c) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.11 and Section 13.2 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

(d) Prima Facie Evidence. The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or Administrative Agent to maintain any such account shall affect the obligations of any Credit Party to repay the Loans in accordance with their terms. In addition, the Credit Parties, Administrative Agent, the Lenders shall treat each Person whose name is recorded in the Register as a Lender, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by Borrowers, Administrative Agent, such Lender at any reasonable time and from time to time upon reasonable prior notice. No Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by Administrative Agent.

(e) Notes. Upon any Lender’s request, each Borrower shall promptly execute and deliver Notes to such Lender evidencing the Loans of such Lender in the Delayed Draw Term Loan Facility and substantially in the form of Exhibit E; provided, however, that only one Note for the Delayed Draw Term Loan Facility shall be issued to each Lender, except (i) to an existing Lender exchanging an existing Note to reflect changes in the Register relating to such Lender, in which case the new Note delivered to such Lender shall be dated the date of the original Note and (ii) in the case of loss, destruction or mutilation of an existing Note and similar circumstances. Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.

Section 2.12 Breakage Costs; Increased Costs; Capital Requirements.

(a) Breakage Costs. Borrowers shall compensate each Lender, upon demand from such Lender to Borrowers (with a copy to Administrative Agent), for all Liabilities (including, in each case, those reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to Borrowers but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may reasonably incur (i) to the extent, for any reason, a proposed Delayed Draw Term Loan, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Delayed Draw Term Loan or a Notice of Conversion or Continuation, (ii) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.14) on a date that is not the last day of the applicable Interest Period or (iii) as a consequence of any failure by Borrowers to repay Eurodollar Rate Loans when required by the terms hereof. For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.

(b) Increased Costs. If at any time any Lender determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority shall have the effect of (i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit or (ii) imposing any other cost to such Lender with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender (with a copy to Administrative Agent), Borrowers shall pay to such Lender amounts sufficient to compensate such Lender for such increased cost.

(c) Increased Capital Requirements. If at any time any Lender determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, such Lender or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender (or any corporation controlling such Lender) as a consequence of its obligations under or with respect to any Loan Document to a level below that which, taking into account the capital adequacy policies of such Lender or corporation, such Lender or corporation could have achieved but for such adoption or change, then, upon demand from time to time by such Lender (with a copy to Administrative Agent), Borrowers shall pay to such Lender or corporation amounts sufficient to compensate such Lender or corporation for such reduction.

(d) Compensation Certificate. Each demand for compensation under this Section 2.12 shall be accompanied by a certificate of the Lender claiming such compensation, setting forth the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing in this Section 2.12, no Credit Party shall be required to compensate any Lender pursuant to this Section 2.12 for any amount incurred more than 180 days prior to the delivery of such certificate; provided, however, that such period shall be extended in the case of a reduction caused by any event having retroactive effect to include the period of such retroactive effect.

Section 2.13 Taxes.

(a) Payments Free and Clear of Taxes. Except as otherwise provided in this Section 2.13, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) and (ii) below, the “Taxes”) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below.

(b) Gross-Up. If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 2.13), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Administrative Agent an original or certified copy of a receipt evidencing such payment; provided, however, that no such increase shall be made with respect to, and no Credit Party shall be required to indemnify any such Secured Party pursuant to clause (d) below for, withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a “Secured Party” under this Agreement in the capacity under which such Secured Party makes a claim under this clause (b), except in each case to the extent such Secured Party is a direct or indirect assignee of any other Secured Party that was entitled, at the time the assignment of such other Secured Party became effective, to receive additional amounts under this clause (b).

(c) Other Taxes. In addition, Borrowers jointly and severally agree to pay, and each Borrower authorizes Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Within 30 days after the date of any payment of Taxes or Other Taxes by any Credit Party, Borrowers shall furnish to Administrative Agent, at its address referred to in Section 13.11, the original or a certified copy of a receipt evidencing payment thereof.

(d) Indemnification. Borrowers shall jointly and severally reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to Administrative Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to Borrowers with copy to Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Administrative Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f) Tax Forms. (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (A) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (D) from time to time if requested by Borrowers or Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide Administrative Agent and Borrowers (or, in the case of a participant or SPV, the relevant Lender) with 2 completed originals of each of the following, as applicable: (x) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor forms, (y) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Administrative Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (z) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless Borrowers and Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(i) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by Borrowers or Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide Administrative Agent and Borrowers (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(ii) Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Administrative Agent] shall collect from such participant or SPV the documents described in this clause (f) and provide them to Administrative Agent.

Section 2.14 Suspension of Eurodollar Rate Option. Notwithstanding any provision to the contrary in this Article II, the following shall apply:

(a) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (i) Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (ii) the Required Lenders notify Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, Administrative Agent shall promptly so notify Borrowers, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until Administrative Agent shall notify Borrowers that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

(b) Illegality. If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for such Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to Borrowers, through Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall notify Borrowers, through Administrative Agent, that it has determined that it may lawfully make Eurodollar Rate Loans.

(c) Effect of Suspension. If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (i) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, (ii) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (iii) Borrowers may revoke any pending Notice of Delayed Draw Term Loan or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (iv) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.

Section 2.15 Joint and Several Liability of Borrowers

(a) Each Borrower hereby, jointly and severally, absolutely, unconditionally and irrevocably accepts, not merely as a surety but also as a co-debtor, joint and several liability under this Agreement and the other Loan Documents in consideration of the financial accommodations provided by or to be provided by the Lenders with respect to the payment and performance of all of the Obligations.

(b) Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Borrower shall be liable hereunder shall not exceed the maximum amount for which such Borrower can be liable without rendering any payments, as it relates to such Borrower, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in clause (c) below and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Agreement.

(c) To the extent that any Borrower shall be required hereunder to pay any portion of the Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Borrower from the Loans and other Obligations and (b) the amount such Borrower would otherwise have paid if such Borrower had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by any other Borrower or Parent) in the same proportion as such Borrower’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Borrowers on such date, then such Borrower shall be reimbursed by such other Borrower for the amount of such excess, pro rata, based on the respective net worth of such other Borrower on such date.

(d) To the maximum extent permitted by Requirements of Law, each Borrower hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Agreement are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Agreement, in each case except as otherwise agreed in writing by the Administrative Agent):

(i) the invalidity or unenforceability of any obligation of any other Borrower under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part thereof;

(ii) the absence of (A) any attempt to collect any Obligation or any part thereof from any other Borrower or other action to enforce the same or (B) any action to enforce any Loan Document or any Lien thereunder;

(iii) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(iv) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against any other Borrower, Parent or any Borrower’s Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Obligation (or any interest thereon) in or as a result of any such proceeding;

(v) any foreclosure, whether or not through judicial sale, and any other Sale of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(vi) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of any other Borrower, Parent or any of any Borrower’s Subsidiaries, in each case other than the payment in full of the Obligations.

(e) Each Borrower hereby unconditionally and irrevocably waives, to the maximum extent permitted by Requirements of Law, and agrees not to assert any claim, defense (other than payment in full), setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (i) any demand for payment or performance and protest and notice of protest, (ii) any notice of acceptance, (iii) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (iv) any other notice in respect of any Obligation or any part thereof, and any defense arising by reason of any disability or other defense of any other Borrower or Parent. Each Borrower further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against any other Borrower or Parent by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense (other than payment in full), setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Borrower. No obligation of any Borrower hereunder shall be discharged other than by complete performance.

(f) Each Borrower hereby assumes responsibility for keeping itself informed of the financial condition of each other Borrower, Parent and any other guarantor, maker or endorser of any Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Obligation or any part thereof that diligent inquiry would reveal, and each Borrower hereby agrees that no Secured Party shall have any duty to advise any Borrower of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Borrower, such Secured Party shall be under no obligation to (i) undertake any investigation not a part of its regular business routine, (ii) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) make any future disclosures of such information or any other information to any Borrower.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to the Initial Loans. No Lender shall be obligated to make any of the Loans or to perform any other action hereunder until the following conditions have been satisfied in a manner satisfactory to Administrative Agent in its sole discretion, or waived in writing by the Required Lenders (and in no event later than June 30, 2008):

(a) Certain Documentation. Administrative Agent shall have received the following, each dated as of the Closing Date and in form and substance satisfactory to Administrative Agent and its counsel:

(i) this Agreement, duly executed by Borrowers, Parent and each Lender;

(ii) for the account of each Lender which has requested the same by notice to Administrative Agent at least 3 Business Days prior to the Closing Date (or such later date as maybe agreed by Administrative Agent), a Note conforming to the requirements set forth in Section 2.11(e);

(iii) duly executed originals of the Guaranty and Pledge Agreement;

(iv) duly executed originals of the Chula Vista Assignment of Purchase Agreement;

(v) duly executed originals of the Escondido Assignment of Purchase Agreement;

(vi) duly executed originals of the Chula Vista Seller Acknowledgment of Assignment;

(vii) duly executed originals of the Escondido Seller Acknowledgement of Assignment;

(viii) acknowledgement copies of proper financing statements (Form UCC-l) duly filed under the UCC in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect Administrative Agent’s Lien, for the benefit of itself and the Lenders, on the Collateral;

(ix) certified copies of UCC searches, or other evidence satisfactory to Administrative Agent, listing all effective financing statements which name a Borrower or any other Credit Party (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions referred to in clause (viii) above, together with copies of such other financing statements;

(x) evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Administrative Agent, desirable to perfect Administrative Agent’s Lien, for the benefit of itself and the Lenders, on the Collateral and ensure such Collateral is free and clear of other Liens;

(xi) a Power of Attorney duly executed by each Borrower; and

(xii) duly executed originals of the Fee Letter.

(b) [Intentionally Omitted]

(c) Insurance. Administrative Agent shall have received evidence satisfactory to it that the insurance policies provided for in Section 7.5(a) are in full force and effect.

(d) Purchase Agreements.

(i) Administrative Agent shall have received executed copies of each Purchase Agreement (including all exhibits, annexes, schedules, and attachments referred to therein or delivered pursuant thereto) in effect on the Closing Date in form and substance satisfactory to Administrative Agent, certified by an authorized officer of each Borrower party thereto as true, correct and complete copies thereof; and

(ii) Administrative Agent shall have received a certificate from the Chief Financial Officer of each Borrower certifying that (A) each of the representations and warranties of such Borrower and, to the knowledge of such Borrower, each of the representations and warranties of Seller, contained in the Purchase Agreement to which such Borrower is a party is true, correct and complete in all material respects (except to the extent such representation or warranty is qualified by materiality, in which event, it is true, correct and complete in all respects) and (B) to the best knowledge of such Borrower, no Person party to such Purchase Agreement is in default in the performance or compliance with any of the material terms or provisions of, or otherwise has a right to terminate for cause, such Purchase Agreement.

(e) Legal Opinion. Administrative Agent shall have received a opinion of DLA Piper US LLP, outside counsel to Borrowers and the other Credit Parties, with respect to the Loan Documents in form and substance satisfactory to Administrative Agent and its counsel.

(f) Certified Constituent Documents. Administrative Agent shall have received a copy of each Constituent Document of each Credit Party that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Credit Party in such jurisdiction and each other jurisdiction where such Credit Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates).

(g) Secretary’s Certificate. Administrative Agent shall have received a certificate of the secretary or other officer of each Credit Party in charge of maintaining books and records of such Credit Party in substantially the form of Exhibit B hereto.

(h) Officer’s Certificate. A certificate of an authorized officer of each Borrower stating that (a) each condition set forth in Section 3.1 has been satisfied, (b) since December 31, 2007, no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect, (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents to be executed on or about the Closing Date; and (d) attached thereto is a complete and correct copy of each Purchase Agreement.

(i) Equipment Purchase Price. (i) The purchase price under the Chula Vista Purchase Agreement for the Chula Vista Equipment shall not exceed $31,500,000, and (ii) the purchase price under the Escondido Purchase Agreement for the Escondido Equipment shall not exceed $15,500,000.

(j) Other Documents. Administrative Agent shall have received such other documents, instruments, or certificates as it or any Lender shall reasonably request.

Section 3.2 Further Conditions to the Loans. The obligation of each Lender on any date (including the Closing Date) to make any Loan is subject to the satisfaction of each of the following conditions precedent:

(a) Request. Administrative Agent shall have received, to the extent required by Article II, a written, timely and duly executed and completed Notice of Delayed Draw Term Loan.

(b) Representations and Warranties; No Defaults. The following statements shall be true on such date, before and after giving effect to such Loan: (i) the representations and warranties set forth in any Loan Document shall be true and correct (A) if such date is the Closing Date, on and as of such date and (B) otherwise, in all material respects on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default shall be continuing.

(c) Equity Contributions.

(i) In the case of a borrowing by the Chula Vista Borrower, the Chula Vista Equity Contribution shall have been made and the Administrative Agent shall have received satisfactory evidence that the Chula Vista Borrower has paid to the Seller and the Seller has received the proceeds of the Chula Vista Equity Contribution in payment of a portion of the purchase price of the Chula Vista Equipment under the Chula Vista Purchase Agreement; or

(ii) In the case of a borrowing by the Escondido Borrower, the Escondido Equity Contribution shall have been made and the Administrative Agent shall have received satisfactory evidence that the Escondido Borrower has paid to the Seller and the Seller has received the proceeds of the Escondido Equity Contribution in payment of a portion of the purchase price of the Escondido Equipment under the Escondido Purchase Agreement.

(d) Additional Matters. Administrative Agent shall have received such additional documents and information as any Lender, through Administrative Agent, may reasonably request.

The representations and warranties set forth in any Notice of Delayed Draw Term Loan (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Loan and the acceptance of the proceeds thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and Administrative Agent to enter into the Loan Documents, each Borrower and Parent represents and warrants to each of them each of the following on and as of the Closing Date and each other date applicable pursuant to Section 3.2:

Section 4.1 Corporate Existence; Compliance with Law. Each Borrower is: (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) duly qualified to do business as a foreign entity and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (c) in compliance in all material respects with all Requirements of Law (including Environmental Laws) and Contractual Obligations.

Section 4.2 Legal Authority to Conduct Business. Each Borrower has: (a) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore or proposed to be conducted and (b) all Permits, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Borrower that are necessary or appropriate for the conduct of its business.

Section 4.3 Locations; Corporate or Other Names, Etc. Set forth on Schedule 4.3 is (a) each Borrower’s name as it appears in official filings in the state of its organization and the organizational identification number issued by each Borrower’s state of organization or a statement that no such number has been issued, (b) each Borrower’s state of organization and (c) the location of each Borrower’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Schedule 4.3, each Borrower has not been known as or conducted business in any other name (including trade names).

Section 4.4 Corporate Power; Authorization; No Conflicts. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are within such Borrower’s power and authority, (b) have been duly authorized by all necessary corporate or similar action on the part of such Borrower, (c) are not in violation of its Constituent Documents, any Contractual Obligation of such Borrower or any Requirement of Law, (d) do not result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral and (e) do not require the consent or approval of any Governmental Authority or any other Person.

Section 4.5 Execution and Enforceability. Each Loan Document to which any Borrower is a party has been duly executed and delivered by or on behalf of such Borrower, and each such Loan Document is a legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

Section 4.6 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. No Borrower has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person (other than Parent and its Subsidiaries). All of the issued and outstanding Stock of each Borrower (including all rights to purchase, options, warrants or similar rights or Contractual Obligations pursuant to which such Borrower may be required to issue, Sell, repurchase or redeem any of its Stock) is owned by Parent. No Borrower has any outstanding Indebtedness other than the Loans.

Section 4.7 Material Adverse Change. Since December 31, 2007, no events have occurred that, alone or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

Section 4.8 Solvency. Both before and after giving effect to (a) the Loans made on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Loans and (c) the payment and accrual of all transaction costs in connection with the foregoing, and each Borrower is Solvent.

Section 4.9 Litigation. No Litigation is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or against any Borrower’s properties or revenues.

Section 4.10 Taxes. Borrowers have not, and are not required to have filed, prior to the Closing Date, any federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) with any Governmental Authorities.

Section 4.11 Government Regulation; Margin Regulations. Borrowers are not subject to or regulated under any federal or state statute, rule or regulation that restricts or limits any Person’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. Borrowers are not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”). Borrowers do not own any Margin Stock.

Section 4.12 No Burdensome Obligations; No Defaults. No Requirement of Law or Contractual Obligation of any Borrower has or have had or could reasonably be expected to have a Material Adverse Effect. Neither Borrower is in default, and to Borrowers’ knowledge no third party is in default, under or with respect to any of its Contractual Obligations.

Section 4.13 ERISA. Borrowers have no Title IV Plans, Multiemployer Plans or other Benefit Plans.

Section 4.14 Intellectual Property. As of the Closing Date, Borrowers do not own or use any material Intellectual Property. To each Borrower’s knowledge, the conduct and operations of its businesses does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person.

Section 4.15 Title; Real Property. Each Borrower owns all personal property, in each case that is purported to be owned or leased by it and none of such property is subject to any Lien except Permitted Liens. Borrowers do not own or lease any real property.

Section 4.16 Full Disclosure. No information contained in any Loan Document, or any written statement furnished by or on behalf of any Credit Party under any Loan Document or to induce any Lender or Administrative Agent to execute the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made; provided, that the foregoing shall not apply to any projections or forecasts provided by any Credit Party after the date upon which it was provided to Administrative Agent or any Lender.

Section 4.17 Insurance. As of the Closing Date, Schedule 4.17 lists all insurance of any nature required to be maintained pursuant to Section 7.5(b) for current occurrences by each Borrower, as well as a detailed summary of the terms and conditions of such insurance.

Section 4.18 Bank and Security Accounts. Schedule 4.18 lists all banks and other financial institutions at which each Borrower maintains deposits and/or bank, security or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such financial institution, the name in which the account is held, a description of the purpose of the account, and the complete account number.

Section 4.19 Status of Borrowers.

(a) Neither Borrower has conducted any business or incurred any Indebtedness, Contractual Obligations or other obligations or purchased or acquired any property or assets other than (i) its rights and obligations under the Purchase Agreement to which such Borrower is a party, (ii) the purchase and ownership of the Equipment pursuant to such Purchase Agreement, and (iii) in connection with its formation, and in each case, activities directly related thereto; and

(b) The only member of each of the Borrowers is the Parent. Borrowers have no Subsidiaries and do not own any equity interest in, or otherwise own or control any Stock of or have any ownership interest in, any other Person.

Section 4.20 Purchase Agreements. Borrowers have delivered to Administrative Agent complete and correct copies of each Purchase Agreement, including all schedules, attachments and exhibits thereto. The Purchase Agreements set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of each of the Purchase Agreements has been duly authorized by all necessary action on the part of each party thereto. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority is required for the purchase and sale of the Equipment thereunder other than such as have been obtained on or prior to the Closing Date. As of the Closing Date, each of the representations and warranties of each Borrower and, to the knowledge of each Borrower, each of the representations and warranties of Seller, contained in each of the Purchase Agreements is true, correct and complete in all material respects (except to the extent such representation or warranty is qualified by materiality, in which event, it is true, correct and complete in all respects).

Section 4.21 Brokers. No broker or finder acting on behalf of any Borrower or any other Credit Party brought about the obtaining, making or closing of the Agreement and the credit provided hereunder and neither Borrowers nor any Credit Party have any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

Section 4.22 Anti-Terrorism and Anti-Money Laundering. Each Borrower currently: (a) ensures that neither such Borrower nor any Person who owns a controlling interest in or otherwise controls such Borrower shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders and (b) complies with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

ARTICLE V

[INTENTIONALLY OMITTED]

ARTICLE VI

REPORTING COVENANTS

From the Closing Date through the Termination Date, Borrowers jointly and severally agree as follows:

Section 6.1 Financial Statements. Each Borrower shall deliver to Administrative Agent:

(a) within 45 days following the end of each Fiscal Quarter, the unaudited Financial Statements for such Fiscal Quarter, accompanied by an officer’s certificate of the chief financial officer of such Borrower that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware).

(b) within 120 days following the close of each Fiscal Year, the unaudited Financial Statements for such Fiscal Year, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by an officer’s certificate of the chief financial officer of such Borrower that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware).

Section 6.2 Other Events. Borrowers shall advise Administrative Agent promptly, in reasonable detail, in writing, upon becoming aware of:

(a) Liens. Any Lien, other than a Permitted Lien, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline.

(b) Default; Equipment. The occurrence of any Default or other material event, including any damage, casualty or condemnation relating to the Equipment.

(c) Litigation, Etc. The existence, threat or commencement of any Litigation against any Credit Party or any ERISA Affiliate or any allegation of criminal misconduct against any Credit Party.

Section 6.3 Taxes. Borrowers shall give Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any officer of any Credit Party knows or has reason to know of it: (a) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to Borrowers and (b) the creation of any Contractual Obligation of any Borrower, or the receipt of any request directed to any Borrower, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise.

Section 6.4 Purchase Agreements. Borrowers shall deliver to Administrative Agent (i) promptly upon receipt copies of any notices, invoices or other documents received from Seller under or relating to any Purchase Agreement or relating to the Equipment and (ii) promptly upon delivery to Seller, copies of all notices or other documents delivered to Seller under any Purchase Agreement or relating to the Equipment.

Section 6.5 Environmental Matters. Borrowers shall provide Administrative Agent notice of each of the receipt by any Borrower of any notice of violation of or potential liability or similar notice under Environmental Law.

Section 6.6 Other Reports and Information. Borrowers shall, upon request of Administrative Agent, furnish to Administrative Agent such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrowers or the Collateral as Administrative Agent (or any Lender through Administrative Agent) may request, all in reasonable detail.

ARTICLE VII

AFFIRMATIVE COVENANTS

Each Borrower hereby jointly and severally covenants and agrees that from the Closing Date until the Termination Date, such Borrower shall:

Section 7.1 Maintenance of Corporate Existence. Preserve and maintain (a) its legal existence and good standing under the laws of the jurisdiction of its organization and (b) in all material respects its rights (charter and statutory), privileges franchises and Permits necessary in the conduct of its business.

Section 7.2 Compliance with Laws, Etc. Comply in all material respects with all applicable Requirements of Law (including Environmental Laws), Contractual Obligations and Permits.

Section 7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

Section 7.4 Maintenance of Property and Equipment. (a) Maintain and preserve (i) on and after the date of delivery of any Equipment by Seller to such Borrower, in all respects in good working order and condition the Equipment and all of its other properties and assets, (ii) all other of its property necessary in the conduct of its business and (iii) all material rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities. Each Borrower shall also use and maintain the Equipment in accordance with any applicable manufacturer’s recommendations. Each Borrower shall make all alterations and modifications to the Equipment required to comply with any applicable law, rule or regulation. Each Borrower’s use of the Equipment shall be subject to any applicable manufacturer’s terms and conditions of sale, including any requirements regarding site preparation.

Section 7.5 Maintenance of Insurance. (a) Prior to the date of delivery of any Equipment by Seller to any Borrower, Borrowers shall cause the Seller to maintain in full force and effect all policies of insurance Seller is required to maintain under Article 22 of each of the Purchase Agreements. Each Borrower shall, at the request of Administrative Agent, exercise its right to request in writing pursuant to Article 22.4 of each of the Purchase Agreements that Seller furnish such Borrower with the certificates of insurances evidencing Seller’s compliance with the requirements set forth in Article 22.4 of each of the Purchase Agreements.

(b) On and after the date of delivery of any Equipment by Seller to a Borrower, maintain or cause to be maintained in full force and effect insurance requirements in accordance with Schedule 4.17.

Section 7.6 Keeping of Books. Keep proper Books and Records, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of such Borrower.

Section 7.7 Access to Books and Property. With respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Administrative Agent, the Lenders and any Related Person shall have access at any and all times): (a) provide access to such property to Administrative Agent and any of its Related Persons, as frequently as Administrative Agent determines to be appropriate and is reasonable in the circumstances, (b) permit Administrative Agent, the Lenders and any Related Person to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Borrower’s Books and Records and (c) permit Administrative Agent, the Lenders and any Related Person to inspect, review, evaluate and make physical verifications and appraisals of the Equipment and any other Collateral in any manner and through any medium that such Person considers advisable, and such Borrower agree to render to such Person, at such Borrower’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

Section 7.8 Use of Proceeds. Use the proceeds of the Loans solely to (a) pay a portion of the purchase price to the Seller for the relevant Equipment pursuant to the applicable Purchase Agreement or (b) repay Parent Advances, the proceeds of which have been used by the applicable Borrower solely to pay a portion of the purchase price to the Seller for the relevant Equipment pursuant to the applicable Purchase Agreement, other than the initial 45% of such purchase price (which amount is required to be funded with the Chula Vista Equity Contribution or Escondido Equity Contribution, as applicable, and not Parent Advances).

Section 7.9 Further Assurances. At any time and from time to time, upon the written request of Administrative Agent and at the sole expense of such Borrower, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Administrative Agent may reasonably deem necessary or advisable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve, maintain and enforce Administrative Agent’s rights in (and the priority of Administrative Agent’s Lien on) any Collateral or (c) to enable Administrative Agent and each Lender to exercise all or any of the rights, remedies and powers granted herein or in any other Loan Document.

Section 7.10 Landlord Waiver, Consent and Access Agreements. In accordance with Section 3.1 of this Agreement and prior to such Borrower taking delivery or possession of any of the Equipment, obtain a landlord waiver, consent and access agreement from the lessor of each leased property or mortgage of any owned property with respect to each location where the Collateral and/or Books and Records are stored or located, including the lessor of each of the properties on which the respective Projects are located, which agreements shall be reasonably satisfactory in form and substance to Administrative Agent.

Section 7.11 OFAC. Each Borrower will comply and will use its best efforts to cause each other Credit Party to ensure that neither Borrowers nor any other Credit Party are or shall be (a) listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (b) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders.

Section 7.12 Bank Accounts. Each Borrower will cause all of its bank, deposit and/or security accounts to be subject to Control Agreements.

ARTICLE VIII

NEGATIVE COVENANTS

Each Borrower hereby jointly and severally covenants and agrees that, from the Closing Date until the Termination Date, Borrowers shall not, directly or indirectly, by operation of law or otherwise:

Section 8.1 Indebtedness.  Cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except (a) the Obligations and (b) subordinated unsecured intercompany loans made by Parent to a Borrower the proceeds of which are promptly used by such Borrower to pay a portion of the purchase price to the Seller for the relevant Equipment pursuant to the applicable Purchase Agreement (“Parent Advances”).

Section 8.2 Liens. Incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for Permitted Liens.

Section 8.3 Investments; Fundamental Changes. Form any Subsidiary, merge with, consolidate with, allow or cause the occurrence of a Change of Control, acquire any assets (other than the Equipment) or Stock of or membership interests in, or otherwise combine with or make any investment in or loan or advance to, any Person.

Section 8.4 Asset Sales. Convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its assets, including any Collateral or any Equipment.

Section 8.5 Restricted Payments. Make or permit any Restricted Payment.

Section 8.6 Business Activities. Conduct any business activities or operations other than those necessary to: (i) perform its obligations and exercise its rights under the Purchase Agreement, (ii) purchase the Equipment pursuant to the applicable Purchase Agreement, and (iii) perform its obligations under the Loan Documents. Each Borrower shall not engage in any business or incur any Indebtedness, Contractual Obligations or other obligations or own any assets or properties other than (x) its rights and obligations under the Purchase Agreement, (y) the purchase and ownership of the Equipment pursuant to the Purchase Agreement, and (z) in connection with its formation, and in each case, activities directly related thereto.

Section 8.7 Transactions with Affiliates. Directly or indirectly enter into any transaction with any Affiliate of any Borrower (other than Parent Advances permitted under Section 8.1(b), unless the prior written consent of the Administrative Agent has been obtained.

Section 8.8 Contracts. Create, incur, assume or permit to exist any Contractual Obligations other than under the Loan Documents and the Purchase Agreements.

Section 8.9 Modification of Certain Documents. Amend, supplement, waive, or otherwise modify its certificate of formation, operating agreement or other organizational documents in any respect.

Section 8.10 Changes to Name, Locations, Etc. (a) Change (i) its name, chief executive office, corporate offices from those set forth on Schedule 4.3, (ii) the locations of the Equipment or any other Collateral, or location of its Books and Records from those locations set forth on Schedule 4.3, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization or (v) its state of organization from that set forth on Schedule 4.3 or (b) acquire, lease or use any real estate after the Closing Date without (i) Administrative Agent’s prior written consent, which may be withheld in its sole and absolute discretion and (ii) taking all actions deemed necessary or appropriate by Administrative Agent to continuously protect and perfect Administrative Agent’s Liens upon the Collateral.

Section 8.11 Bank Accounts. (a) Establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Schedule 7.13) or (b) close or permit to be closed any of the accounts listed on Schedule 7.13 in each case, without Administrative Agent’s prior written consent, and then only after Borrowers have implemented agreements with such bank or financial institution and Administrative Agent acceptable to Administrative Agent.

Section 8.12 Margin Regulations. Use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock in contravention of Regulation U of the Federal Reserve Board.

Section 8.13 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or any property of a Borrower or (b) any other ERISA Event, that would, in the aggregate, reasonably be expected to result in liabilities. Borrowers shall not cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

Section 8.14 Equipment. (a) Borrowers will not attach anything on any Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Administrative Agent. Borrowers will not attach or install any Equipment to or in any other personal or real property without the prior written consent of Administrative Agent.

(b) Borrowers shall not permit any Equipment to be located at any location other than (i) until the date that any Equipment is delivered to a Borrower by Seller in accordance with the terms of the applicable Purchase Agreement, title to such Equipment shall have been transferred to such Borrower by Seller free and clear of all Liens (other than Liens in favor of Administrative Agent securing the Obligations), and Seller has delivered to such Borrower and Administrative Agent the release in form of Attachment 4 to the applicable Purchase Agreement with respect to such Equipment) (with respect to such Equipment, such date being the “Equipment Delivery Date”), the Seller’s location in accordance with the applicable Purchase Agreement and (ii) on and after the Equipment Delivery Date with respect to any Equipment (A) the applicable Project for such Equipment or (B) a third-party storage facility reasonably acceptable to the Administrative Agent (“Third-Party Storage Facility”), provided, that with respect to the foregoing clauses (A) and (B), (1) such Equipment is not installed in or affixed to any part of the Project or Third-Party Storage Facility, as applicable, and is segregated from any other equipment and property at such location and otherwise stored in a manner satisfactory to the Administrative Agent, (2) Borrowers have in effect insurance with respect to such Equipment in accordance with Section 7.5, (3) Borrowers have given the Administrative Agent no less than five (5) Business Days advance notice prior to such Equipment Delivery Date, and (4) Administrative Agent has received such access agreements, consents and waivers from the owners of the applicable Project or Third-Party Storage Facility, as applicable, and any lessor or other Persons holding Liens on such Project or Third-Party Storage Facility, as applicable, as Administrative Agent may require.

(c) Borrowers shall not (i) use any transportation service for delivery of the Equipment from the Seller without the prior written consent of the Administrative Agent other than (A) the Seller’s transportation service described in Article 7.6 of each of the Purchase Agreements and (B) a third-party transportation service for delivery of the Equipment reasonably satisfactory to Administrative Agent in all respects (a “Non-Seller Transportation Service”), and (ii) permit any Equipment to be shipped to storage, including pursuant to Article 7.5 of the Purchase Agreements, provided, that Borrowers may permit any Equipment to be shipped to and stored at a Third-Party Storage Facility in accordance with Section 8.14(c). Prior to shipping any Equipment by a Non-Seller Transportation Service Borrowers shall provide to Administrative Agent evidence satisfactory to it that (1) the insurance policies provided for in Section 7.5(a) are in full force and effect, (2) risk of loss with respect to such Equipment shall not pass to Borrowers until the Equipment shall be delivered to the Third-Party Storage Facility, and (3) Borrowers shall have given the Administrative Agent no less than thirty (30) days advance notice prior to the commencement of transportation of the Equipment by a Non-Seller Transportation Service.

Section 8.15 Purchase Agreements. (a) Amend, supplement, waive, terminate or otherwise modify any term or provision of any of the Purchase Agreements or (b) give any change order, exercise any option or purchase any additional equipment under any of the Purchase Agreements.

ARTICLE IX

[INTENTIONALLY OMITTED]

ARTICLE X

SECURITY INTEREST

Section 10.1 Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance of the Obligations, each Borrower hereby grants to Administrative Agent, for the benefit of the Secured Parties, a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

(a) all accounts;

(b) all deposit accounts;

(c) all other bank accounts and all funds on deposit therein; all money, cash and cash equivalents;

(d) all investment property;

(e) all Stock;

(f) all goods (including inventory, equipment and fixtures);

(g) all chattel paper, documents and instruments;

(h) all Books and Records;

(i) all general intangibles (including all Intellectual Property, contract rights, choses in action, payment intangibles and software);

(j) all letter-of-credit rights;

(k) all commercial tort claims;

(l) all supporting obligations; and

(m) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing,

(all of the foregoing, together with any other collateral pledged to Administrative Agent, for the benefit of the Secured Parties, pursuant to any other Loan Document, collectively, the “Collateral”).

Section 10.2 Nature of Security Interest. Borrowers and Administrative Agent agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Administrative Agent, for the benefit of the Secured Parties.

Section 10.3 Representations and Warranties Regarding Collateral. Borrowers jointly and severally represent, warrant and promise to Administrative Agent that: (a) each Borrower has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, free and clear of any and all Liens or claims of others, other than Permitted Liens, (b) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Schedule 10.3 (which, in the case of all filings and other documents referred to in such Schedule, have been delivered to Administrative Agent in duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of Administrative Agent as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from each Borrower (other than purchasers in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens that have priority by operation of law and (c) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office.

Section 10.4 Defense of Collateral. Borrowers jointly and severally promise to defend the right, title and interest of Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (a) all actions necessary to grant Administrative Agent “control” of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper owned by any Borrower, with any agreements establishing control to be in form and substance satisfactory to Administrative Agent, (b) the prompt delivery of all original instruments, chattel paper and certificated Stock owned by any Borrower granting a Lien on Collateral to Administrative Agent, (c) notification to third parties of Administrative Agent’s interest in Collateral at Administrative Agent’s request and (d) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrowers’ and Administrative Agent’s respective and several interests in the Collateral.

Section 10.5 Books and Records; Legends. Each Borrower shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. If any Borrower retains possession of any chattel paper or instrument with Administrative Agent’s consent, such chattel paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as administrative agent.”

Section 10.6 Notification of Commercial Tort Claims; Intellectual Property. Borrowers shall promptly, and in any event within 2 Business Days after the same is acquired by any Borrower, notify Administrative Agent of any commercial tort claim acquired by such Borrower and unless otherwise consented by Administrative Agent, such Borrower shall enter into a supplement to this Agreement granting to Administrative Agent, for the benefit of the Secured Parties, a Lien in such commercial tort claim. Each Borrower will promptly patent or register, as the case may be, all new Intellectual Property and notify Administrative Agent in writing 5 Business Days prior to filing any such new patent or registration.

Section 10.7 Administrative Agent’s Rights. (a) Administrative Agent may, (i) at any time in Administrative Agent’s own name or in the name of any Borrower, communicate with account debtors, parties to contracts, and obligors in respect of instruments, chattel paper or other Collateral to verify to Administrative Agent’s satisfaction, the existence, amount and terms of, and any other matter relating to, accounts, payment intangibles, instruments, chattel paper or other Collateral where necessary and reasonable and (ii) at any time after an Event Default has occurred and is continuing and without prior notice to any Borrower, notify account debtors and other Persons obligated on any Collateral that Administrative Agent has a security interest therein and that payments shall be made directly to Administrative Agent. Upon the request of Administrative Agent or Borrowers shall so notify such account debtors, parties to contracts, and obligors in respect of instruments, chattel paper or other Collateral. Borrowers hereby constitute Administrative Agent or Administrative Agent’s designee as each Borrower’s attorney-in-fact with power to endorse each Borrower’s name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

(b) Borrowers shall remain liable under each Contractual Obligation to observe and perform all the conditions and obligations to be observed and performed by each Borrower thereunder, and Administrative Agent shall have no obligation or liability whatsoever to any Person under any Contractual Obligation (between any Borrower or any other Credit Party and any Person other than Administrative Agent) by reason of or arising out of the execution, delivery or performance of this Agreement, and Administrative Agent shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrowers, (ii) to make any payment or inquiry or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contractual Obligation.

Section 10.8 Administrative Agent’s Appointment as Attorney-in-fact. On the Closing Date, each Borrower shall execute and deliver a Power of Attorney. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Administrative Agent under the Power of Attorney are solely to protect Administrative Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Administrative Agent agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing.

Section 10.9 Authorization to File Financing Statements. Each Borrower also hereby (a) authorizes Administrative Agent to file any financing statements, continuation statements or amendments thereto that (i) indicate the Collateral (x) as “all assets” of such Borrower (or any portion of such Borrower’s assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction or (y) as being of an equal or lesser scope or with greater detail and (ii) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (b) ratifies its authorization for Administrative Agent to have filed any initial financing statements, or amendments thereto if filed prior to the date hereof. Each Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement until the Termination Date and agrees it will not do so without the prior written consent of Administrative Agent, subject to such Borrower’s rights under Section 9-509(d)(2) of the UCC.

Section 10.10 Grant of License to Use Intellectual Property Collateral. Each Borrower hereby grants to Administrative Agent an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Borrower) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by such Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided that such license will terminate on the Termination Date.

ARTICLE XI

EVENTS OF DEFAULT; RIGHTS AND REMEDIES

Section 11.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default”:

(a) Any Borrower shall fail to make any payment in respect of (i) principal of any Loan when due and payable or declared due and payable or (ii) any other Obligations when due and payable or declared due and payable and, in the case of this clause (ii), such non-payment continues for a period of 3 Business Days after the due date therefor; or

(b) Any Borrower, Parent or any other Credit Party shall fail to comply with (i) any provision of Article VI, Section 7.1, Section 7.4, Section 7.8 or Article VIII of this Agreement or any provision of Article V of the Guaranty or (ii) any other provision of any Loan Document if, in the case of this clause (ii), such failure shall remain unremedied for a period of 30 days; or

(c) (i) a default or event of default occurs under a Purchase Agreement that is not cured within any applicable grace period therefor, or a Purchase Agreement is terminated for any reason or Seller shall suspend work on or shipment of the Equipment pursuant to Article 23.6 of a Purchase Agreement, or a Borrower or Seller shall have the right to terminate any of the Purchase Agreements pursuant to Article 23 thereof; or (ii) an event of default shall occur under any Contractual Obligation of a Borrower, and such event of default (A) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of a Borrower or (B) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or (iii) an event of default shall occur under any Contractual Obligation of Parent (other than a Loan Document), and such event of default (A) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of Parent in an aggregate amount exceeding $3,000,000 or (B) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding $3,000,000 to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

(d) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Administrative Agent, any Lender by a Borrower, Parent or any other Credit Party shall be untrue or incorrect in any material respect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

(e) there shall be commenced against a Borrower, Parent or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for 30 consecutive days; or

(f) a case or proceeding shall have been commenced involuntarily against either Borrower, Parent or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for 60 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

(g) Any Borrower, Parent or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraph (f) of this Section 11.1 or clauses (i) and (ii) of this paragraph (g), (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due or (v) cease to be Solvent; or

(h) (i) a final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered against any Borrower, unless the same shall be (a) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within 30 days of judgment or (b) vacated, stayed, bonded, paid or discharged within a period of 30 days from the date of such judgment; or (ii) a final judgment or judgments for the payment of money in excess of $3,000,000 in the aggregate shall be rendered against Parent or any other Credit Party, unless the same shall be (a) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within 30 days of judgment or (b) vacated, stayed, bonded, paid or discharged within a period of 30 days from the date of such judgment; or

(i) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Administrative Agent shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or

(j) a Change of Control shall have occurred.

Section 11.2 Remedies. (a) If any Default shall have occurred and be continuing, then Administrative Agent may, and at the request of the Required Lenders shall, terminate or suspend the obligations of the Lenders under the Delayed Draw Term Loan Facility. In addition, if any Event of Default shall have occurred and be continuing, Administrative Agent may, and at the request of the Required Lenders shall, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived, take any one or more of the following actions: (i) declare all or any portion of the Delayed Draw Term Loan Commitments terminated, whereupon the Delayed Draw Term Loan Commitments shall immediately be reduced by such portion or, in the case of a termination in whole, shall terminate together with any obligation any Lender may have hereunder to make any Loan, (ii) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable, or (iii) exercise any rights and remedies provided to Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC; provided that upon the occurrence of any Event of Default specified in Sections 11.1(f) or (g), the Delayed Draw Term Loan Commitments of each Lender to make Loans shall each automatically be terminated and Obligations shall become immediately due and payable without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived.

(b) Without limiting the generality of the foregoing, each Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Administrative Agent may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Administrative Agent and any other Secured Party shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Administrative Agent or such Secured Party the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right each Borrower hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Administrative Agent shall have the right to conduct such sales on any Credit Party’s premises or elsewhere and shall have the right to use any Credit Party’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Administrative Agent deems necessary or advisable.

(c) Upon the occurrence and during the continuance of an Event of Default and at Administrative Agent’s request, each Borrower and each other Credit Party executing this Agreement further agrees, to assemble the Collateral and make it available to Administrative Agent at places that Administrative Agent shall reasonably select, whether at its premises or elsewhere. Until Administrative Agent is able to effect a sale, lease, or other disposition of the Collateral, Administrative Agent shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Administrative Agent deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Administrative Agent shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Administrative Agent. Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Administrative Agent’s remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, each Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Administrative Agent, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Each Borrower and each other Credit Party executing this Agreement agrees that 10 days’ prior notice by Administrative Agent to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrowers and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Parties are entitled.

(d) Neither any Secured Party’s failure, at any time, to require strict performance by Borrowers or any other Credit Party of any provision of any Loan Document, nor any Secured Party’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of such Secured Party thereafter to demand strict compliance and performance therewith, it being understood that any such waiver shall only be effective if made in accordance with Section 13.1. Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. Each Secured Party’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such Secured Party may have under any Loan Document or at law or in equity. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any Credit Party shall entitle any Credit Party to notice or demand in the same, similar or other circumstances. Recourse to the Collateral shall not be required.

Section 11.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents or any other notes, commercial paper, accounts, contracts, documents, instruments, chattel paper and guaranties at any time held by any Secured Party on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever any Secured Party may do in this regard, (b) all rights to notice and a hearing prior to Administrative Agent’s taking possession or control of, or to Administrative Agent’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Administrative Agent to exercise any of its remedies and (c) the benefit of all valuation, appraisal and exemption laws. Each Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

ARTICLE XII

ADMINISTRATIVE AGENT

Section 12.1 Appointment and Duties.

(a) Appointment of Administrative Agent. Each Lender hereby appoints GE Capital (together with any successor Administrative Agent pursuant to Section 12.9) as Administrative Agent hereunder and authorizes Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 11.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Administrative Agent, the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c) Limited Duties. Under the Loan Documents, Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.11(b) with respect to the Register and in Section 12.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

Section 12.2 Binding Effect. Each Lender agrees that (i) any action taken by Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 12.3 Use of Discretion. (a) No Action without Instructions. Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(a) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 12.4 Delegation of Rights and Duties. Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article XII to the extent provided by Administrative Agent.

Section 12.5 Reliance and Liability. (a) Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 12.2(e), (ii) rely on the Register to the extent set forth in Section 2.11, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) None of Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, each Borrower and each other Credit Party party to this Agreement hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Administrative Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Administrative Agent, when acting on behalf of Administrative Agent);

(ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Administrative Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrowers, any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, each Borrower and each other Credit Party party to this Agreement hereby waives and agrees not to assert any right, claim or cause of action it might have against Administrative Agent based thereon.

Section 12.6 Administrative Agent Individually. Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor. To the extent Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender” and “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, respectively.

Section 12.7 Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon Administrative Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Administrative Agent to the Lenders, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Administrative Agent or any of its Related Persons.

Section 12.8 Expenses; Indemnities. (a) Each Lender agrees to reimburse Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand for such Lender’s Pro Rata Share with respect to the Delayed Draw Term Loan Facility of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), from and against such Lender’s aggregate Pro Rata Share with respect to the Delayed Draw Term Loan Facility of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

Section 12.9 Resignation of Administrative Agent. (a) Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrowers, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective. If Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent. If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of Borrowers, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b) Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 12.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

Section 12.10 Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs Administrative Agent to release any Lien held by Administrative Agent for the benefit of the Secured Parties against all of the Collateral and all Credit Parties, upon the Termination Date. Each Lender hereby directs Administrative Agent, and Administrative Agent hereby agrees, upon receipt of reasonable advance notice from Borrowers, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 12.10.

Section 12.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) this Article XII, Section 13.8, Section 13.9 and Section 13.22 and the decisions and actions of Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 12.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) each of Administrative Agent, the Lenders shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Modification of Agreement, Amendments, Waivers, Etc. (a) No amendment or waiver of any provision of any Loan Document (other than the Fee Letter) and no consent to any departure by any Credit Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by Administrative Agent and Borrowers and any other Credit Party which is a party to such agreement, (2) in the case of any other waiver or consent, by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders) and Borrowers and any other Credit Party which is a party to such agreement; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender directly affected thereby (or by Administrative Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

(i) waive any condition specified in Section 3.1, except any condition referring to any other provision of any Loan Document;

(ii) increase the Delayed Draw Term Loan Commitment of such Lender or subject such Lender to any additional obligation;

(iii) reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of Borrowers to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender or (B) any Fee or accrued interest payable to such Lender; provided, however, that this clause (iii) does not apply to (x) any change to any provision increasing any interest rate or Fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article V or in any definition set forth therein or principally used therein;

(iv) waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Loan or Fee owing to such Lender or for the reduction of such Lender’s Delayed Draw Term Loan Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under Section 2.5, or to the application of any payment, including as set forth in Section 2.10;

(v) except as provided in Section 12.10, release all or substantially all of the Collateral or any Guarantor from its guaranty of any Obligation of any Borrower;

(vi) reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders”, “Pro Rata Share” or “Pro Rata Outstandings”; or

(vii) amend Section 12.10, Section 13.9 or this Section 13.1;

and provided, further, that no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, Administrative Agent (or otherwise modify any provision of Article XII or the application thereof) or any SPV that has been granted an option pursuant to Section 13.2(f) unless in writing and signed by Administrative Agent or such SPV in addition to any signature otherwise required and (z) the consent of Borrowers shall not be required to change any order of priority set forth in Section 2.10.

(b) Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party shall entitle any Credit Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 13.2 Binding Effect; Assignments and Participations. (a) Binding Effect. This Agreement shall become effective when it shall have been executed by Borrowers, each other Credit Party and Administrative Agent and when Administrative Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Borrowers and each other Credit Party (in each case except for Article XII), Administrative Agent, each Lender and, to the extent provided in Section 13.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 12.9), none of Borrowers, any other Credit Party, or Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Delayed Draw Term Loan Commitments and its rights and obligations with respect to Loans) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Administrative Agent and, as long as no Event of Default is continuing, Borrowers; provided, however, that (x) such Sales must be ratable among the obligations owing to and owed by such Lender with respect to the Delayed Draw Term Loan Facility and (y) for the Delayed Draw Term Loan Facility, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Delayed Draw Term Loan Commitments subject to any such Sale shall be an integral multiple of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such Facility or is made with the prior consent of Borrowers and Administrative Agent.

(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Administrative Agent (which shall keep a copy thereof) an Assignment, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Administrative Agent), any tax forms required to be delivered pursuant to Section 2.13(f) and payment by the assignee of an assignment fee in the amount of $3,500. Upon receipt of all the foregoing, and conditioned upon such receipt and upon Administrative Agent consenting to such Assignment, from and after the effective date specified in such Assignment, Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d) Effectiveness. Effective upon the entry of such record in the Register, (i) such assignee shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Delayed Draw Term Loan Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article XII, Section 13.8 and Section 13.9 to the extent provided in Section 12.11).

(e) Grant of Security Interests. In addition to the other rights provided in this Section 13.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Securities by notice to Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f) Participants and SPVs. In addition to the other rights provided in this Section 13.2, each Lender may, (x) with notice to Administrative Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Administrative Agent or Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Delayed Draw Term Loans); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 2.12 and 2.13, but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 2.13(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 13.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 13.1(a)(v) (or amendments, consents and waivers with respect to Section 12.10 to release all or substantially all of the Collateral). No party hereto shall institute (and Borrowers shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Delayed Draw Term Loan Commitments and the payment in full of the Obligations.

Section 13.3 Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Credit Party, and no Secured Party shall be required under any Loan Document to reimburse any Credit Party therefor. In addition, Borrowers jointly and severally agree to pay or reimburse upon demand (a) Administrative Agent for all reasonable, documented, out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of (including the forwarding to Borrowers or any other Person on behalf of Borrowers by Administrative Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer)), any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of legal counsel to Administrative Agent, (b) Administrative Agent for all reasonable, documented, costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Administrative Agent for its examiners) and (c) each of Administrative Agent, its Related Persons, and each Lender and for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, Loan Document, Obligation or any other transaction consummated on the Closing Date (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel.

Section 13.4 Indemnities. (a) Borrower jointly and severally agree to indemnify, hold harmless and defend Administrative Agent, each Lender, and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, the Purchase Agreement, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Loan or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that (x) Borrowers shall not have any liability under this Section 13.4 to any Indemnitee with respect to any Indemnified Matter if, and (y) no Indemnitee shall have any liability with respect to any Indemnified Matter (as to which such Indemnitee would otherwise be liable), other than to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

Section 13.5 Survival. Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Sections 2.12, 2.13, 13.3, 13.4 or this 13.5 and Article XII) and all representations and warranties made in any Loan Document shall (a) survive the Termination Date and (b) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 13.6 Limitation of Liability for Certain Damages. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 13.7 Lender-Creditor Relationship. The relationship between the Lenders and Administrative Agent, on the one hand, and the Credit Parties, on the other hand, is solely that of lender and creditor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

Section 13.8 Right of Setoff. Each of Administrative Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Administrative Agent, such Lender or any of their respective Affiliates to or for the credit or the account of Borrowers against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each of Administrative Agent, each Lender agrees promptly to notify Borrowers and Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 13.8 are in addition to any other rights and remedies (including other rights of setoff) that Administrative Agent, the Lenders and their Affiliates and other Secured Parties may have.

Section 13.9 Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.12, 2.13 and 2.14 and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

Section 13.10 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Credit Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from Borrowers, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 13.11 Notices. (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) if to Borrowers or any Credit Party, to the address set forth for Borrowers on Schedule I hereto, (B) if to Administrative Agent, to the address set forth for the Administrative Agent on Schedule I hereto and (C) otherwise to the party to be notified at its address specified opposite its name on Schedule I or on the signature page of any applicable Assignment, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of Borrowers, and Administrative Agent, to the other parties hereto and (B) in the case of all other parties, to Borrowers and Administrative Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, 1 Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission and (v) if delivered by posting to any E-System, on the later of the date of such posting in and appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Administrative Agent pursuant to Article II shall be effective until received by Administrative Agent.

Section 13.12 Electronic Transmissions. (a) Authorization. Subject to the provisions of Section 13.11(a), each of Administrative Agent, the Lenders, Borrowers and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each party hereto and each other Secured Party hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Signatures. Subject to the provisions of Section 13.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 13.11 and this Section 13.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Credit Parties in connection with the use of such E-System.

(d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  Each Borrower and each other Credit Party executing this Agreement and each Secured Party agrees that Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

Section 13.13 Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

Section 13.14 Jurisdiction. (a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Borrower and each other Credit Party executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(a) Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrowers specified in Schedule I (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Non-Exclusive Jurisdiction. Nothing contained in this Section 13.14 shall affect the right of Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

Section 13.15 WAIVER OF JURY TRIAL. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

The parties hereto intend and agree that the immediately preceding paragraph, in which the parties agree to waive their rights to a jury trial, is valid and shall be given effect. If, however, any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement, any Loan Document or any document related hereto, and if, in that action or proceeding the immediately preceding paragraph is held to be invalid or unenforceable for any reason, the parties hereto hereby agree that this provision shall be the sole method for dispute resolution. If the immediately preceding paragraph is held to be invalid or unenforceable, the parties hereto agree that, pursuant to California Code of Civil Procedure Section 638, et seq. (collectively, “Section 638”):

(a) the parties hereto shall move the court to appoint one referee to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of Lender, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court;

(b) the parties shall base this request upon the fact that they are parties to a written contract that provides that any controversy arising therefrom shall be heard by a referee, and the parties hereto intend that this paragraph create a reference agreement within the meaning of Section 638;

(c) the parties shall confer in good faith and seek to agree upon a referee and move that such person be appointed;

(d) if the parties are unable to agree upon the person who shall serve as referee within 30 days following the filing of the complaint, then each party shall submit to the court within 30 days thereafter up to 3 nominees for appointment as referee and shall move the court to appoint 1 person from among the nominees against whom there is no legal objection; each person nominated by a party must either be (1) a former or retired judge with experience adjudicating commercial cases or (2) an attorney with at least 10 years of experience litigating commercial disputes; and

(e) Borrowers shall jointly and severally be responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

Section 13.16 Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

Section 13.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 13.18 ENTIRE AGREEMENT. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, FEE LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY OF ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

Section 13.19 Use of Name. Each Borrower and each other Credit Party executing this Agreement agrees, and shall cause each other Credit Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Credit Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.

Section 13.20 Authorized Signature. Until Administrative Agent shall be notified in writing by Borrowers or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Administrative Agent or any of Administrative Agent’s officers, agents, or employees to be that of an officer of Borrowers or such other Credit Party shall bind Borrowers and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrowers’ or such other Credit Party’s board of directors (or similar governing body), and Administrative Agent shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

Section 13.21 Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

Section 13.22 Non-Public Information; Confidentiality. (a) Each Lender acknowledges and agrees that it may receive material non-public information hereunder concerning the Credit Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Law (including United States federal and state security laws and regulations).

(b) Each Lender and Administrative Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with Borrowers’ consent, (ii) to Related Persons of such Lender or Administrative Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender or Administrative Agent, as the case may be, on a non-confidential basis from a source other than any Credit Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Credit Parties consent to the publication of such tombstone or other advertising materials by Administrative Agent, any Lender or any of their Related Persons), (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Borrowers, (vii) to current or prospective assignees, SPVs (including the investors therein) grantees of any option described in Section 13.2(f) or participants, in each case to the extent such assignees, investors, participants, or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 13.22 and (viii) in connection with the exercise of any remedy under any Loan Document. In the event of any conflict between the terms of this Section 13.22 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 13.22 shall govern.

Section 13.23 Patriot Act Notice. Each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies Borrowers that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies Borrowers, including the name and address of each Borrower and other information allowing such Lender to identify each Borrower in accordance with such act.

Section 13.24 Subordination of Intercompany Obligations.

(a) Each Credit Party executing this Agreement covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Credit Party), fees, charges, expenses, attorneys’ fees and any other sum, obligation or liability owing by any Credit Party to any other Credit Party, including, without limitation, the Parent Advances (collectively, the “Subordinated Intercompany Obligations”), is subordinated, to the extent and in the manner provided in this Section 13.24, to the prior payment in full of all Obligations (herein, the “Senior Obligations”) and that the subordination is for the benefit of the Administrative Agent and Lenders, and Administrative Agent may enforce such provisions directly.

(b) Each Credit Party executing this Agreement hereby (i) authorizes Administrative Agent to demand specific performance of the terms of this Section 13.24, whether or not any other Credit Party shall have complied with any of the provisions hereof applicable to it, at any time when such Credit Party shall have failed to comply with any provisions of this Section 13.24 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(c) Upon any distribution of assets of any Credit Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i) The Administrative Agent and Lenders shall first be entitled to receive payment in full in cash of the Obligations before any Credit Party is entitled to receive any payment on account of the Subordinated Intercompany Obligations.

(ii) Any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, to which any other Credit Party would be entitled except for the provisions of this Section 13.24, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Administrative Agent, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the Administrative Agent and Lenders.

(iii) In the event that notwithstanding the foregoing provisions of this Section 13.24, any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, shall be received by any other Credit Party on account of the Subordinated Intercompany Obligations before all Senior Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to the Administrative Agent for application to the payment of the Senior Obligations until all of the Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the Administrative Agent and Lenders.

(iv) No right of the Administrative Agent and Lenders or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Parent with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

CHULA VISTA BORROWER

MMC CHULA VISTA II LLC

By: MMC Energy, Inc., its sole Member

By:	/s/ Denis Gagnon
Name:	Denis Gagnon
Title:	Chief Financial Officer

ESCONDIDO BORROWER

MMC ESCONDIDO II LLC

By: MMC Energy, Inc., its sole Member

By:	/s/ Denis Gagnon
Name:	Denis Gagnon
Title:	Chief Financial Officer

PARENT

MMC ENERGY, INC.

By:	/s/ Denis Gagnon
Name:	Denis Gagnon
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT

GENERAL ELECTRIC CAPITAL
CORPORATION

By:	/s/ Matthew A. Toth, III
Name:	Matthew A. Toth, III
Title:	Duly Authorized Signatory

LENDERS

GENERAL ELECTRIC CAPITAL
CORPORATION

By:	/s/ Matthew A. Toth, III
Name:	Matthew A. Toth, III
Title:	Duly Authorized Signatory

SCHEDULE I

ADMINISTRATIVE AGENT’S, LENDERS’ AND BORROWERS’ ADDRESSES FOR NOTICES

Administrative Agent’s Address

Name:	General Electric Capital Corporation
Address:	120 Long Ridge Road Stamford, Connecticut 06927
Attn:	Mr. Osvaldo Rubio, EFS Account Manager
Telephone:	(203) 961-5321
Facsimile:	(513) 204-3798

with a copy to:	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York, 10022 Attention: Mario J. Ippolito Telecopier No.: (212) 230-7848 Telephone No.: (212) 318-6420

Lenders’ Addresses:

Name:	General Electric Capital Corporation
Address:	120 Long Ridge Road Stamford, Connecticut 06927
Attn:	Mr. Osvaldo Rubio, EFS Account Manager
Telephone:	(203) 961-5321
Facsimile:	(513) 204-3798
Delayed Draw Term Loan Commitment Percentage:	100%

Borrowers Address:

Chula Vista Borrower’s Address

Name:	MMC Chula Vista II LLC
Address:	26 Broadway, Suite 960 New York, NY 10004
Attn:	Dennis Gagnon
Telephone:	(212) 785-5478
Facsimile:	(212) 785-7640

With a copy to:	DLA Piper US LLP 1251 Avenue of the Americas New York, New York, 10020 Attention: Dean Colucci Telecopier No.: (212) 884-8494 Telephone No.: (212) 335-4794

MMC Escondido Borrower’s Address:

Name:	MMC Escondido II LLC
Address:	26 Broadway, Suite 960 New York, NY 10004
Attn:	Dennis Gagnon
Telephone:	(212) 785-5478
Facsimile:	(212) 785-7640

With a copy to:	DLA Piper US LLP 1251 Avenue of the Americas New York, New York, 10020 Attention: Dean Colucci Telecopier No.: (212) 884-8494 Telephone No.: (212) 335-4794

SCHEDULE 4.3

LOCATIONS; CORPORATE OR OTHER NAMES

Chula Vista Borrower

A. Official Legal Name: MMC Chula Vista II LLC

B. Type of Entity (corporation, partnership, etc.): Limited liability company

C. Organization Identification Number: 4491832

D. State of Organization or Incorporation: Delaware

E. Location of chief executive office, corporate offices, warehouses and other locations of Collateral and locations
of records with respect to Collateral:              26 Broadway, Suite 960
                                                           New York, NY 10004

F. Prior legal or trades names of the Borrower during past 5 years:

N/A

Escondido Borrower

A. Official Legal Name: MMC Escondido II LLC

B. Type of Entity (corporation, partnership, etc.): Limited liability company

C. Organization Identification Number: 4491829

D. State of Organization or Incorporation: Delaware

E. Location of chief executive office, corporate offices, warehouses and other locations of Collateral and locations
of records with respect to Collateral:   26 Broadway, Suite 960
                                                                    New York, NY 10004

F. Prior legal or trades names of the Borrower during past 5 years:

N/A

SCHEDULE 4.17

INSURANCE

Part I – List of Policies:

Provide details here and attach copies of insurance certificates representing all coverages.

Part II – Insurance Requirements:

Coverage. The Borrowers shall procure, maintain or caused to be maintained in full force and effect the following minimum insurance coverages, at their sole expense, as set forth below. All such insurance carried shall be placed with such insurers having a minimum A.M. Best rating of A:X, and be in such form, with such other terms, conditions, limits and deductibles (subject to the minimum insurance coverages below) and such other or additional insurance to cover increases or changes in risks, policy limits, policy coverages or otherwise are from time to time insured against for properties which Administrative Agent may reasonably require:

(A)
All Risk Property Insurance. All risk property insurance covering each and every component of the Equipment against physical loss or damage, including but not limited to fire and lightning, extended coverage, collapse, flood, earth movement and blanket comprehensive boiler and machinery coverage, malicious mischief, and against certified and non-certified acts of terrorism. Such insurance shall include coverage for all property during on and off site storage and during inland transit on a “warehouse to warehouse” basis. Such insurance coverage shall be written on a replacement cost basis in an amount equal to either full replacement cost values. Such insurance policy shall include an agreed amount endorsement waiving any coinsurance penalty.

(B)
Marine Ocean Cargo. Marine ocean cargo insurance covering each and every component of the Equipment against physical loss or damage shipped by waterborne or air transit. Such insurance coverage shall be written on a “warehouse to warehouse” basis covering all risk of loss or damage including war risk, strikes, riots and civil commotion. Such insurance coverage shall include a 50/50 clause with All Risk Property Insurance, ninety (90) days concealed damage discovery, and extra/expediting expenses. Such insurance coverage shall include a per conveyance limit of not less than the full replacement value of each shipment. Such insurance coverage may be subject to deductibles not to exceed $100,000 for each and every occurrence.

(C)
Commercial or Comprehensive General Liability Insurance. Commercial general liability insurance written on an occurrence basis with a limit of liability of not less than $1,000,000. Such insurance shall include, but not be limited to, coverage for premises/operations, explosion, collapse, underground hazards, sudden and accidental pollution, contractual liability, independent contractors, products/completed operations, property damage and personal injury liability. Such insurance coverage shall not include exclusions for punitive or exemplary damages where insurable under law.

(D)
Workers’ Compensation/Employer’s Liability. If the Borrowers have any employees, such shall maintain Workers’ Compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of any such employee while at work or in the scope of his or her employment with such entity, and Employer’s Liability insurance in an amount not less than $1,000,000. Such insurance coverage shall not include any occupational disease exclusions.

(E)
Motor Vehicle Liability. Motor Vehicle Liability insurance covering owned, non-owned, leased, hired or borrowed vehicles of the Borrowers, if any, against bodily injury or property damage. Such insurance coverage shall have a limit of liability of not less than $1,000,000.

(F)
Excess/Umbrella Liability. Excess Umbrella Liability insurance written on an occurrence basis and providing coverage limits in excess of the primary limits applying under policies described in subsections (II)(C), (II)(D), and (II)(E). Such insurance coverage shall have a limit of liability of not less than $5,000,000. Such insurance coverage shall include a drop down provision in the event of exhaustion of underlying limits and/or aggregates and apply on a following form basis to the primary coverage. Such insurance coverage shall not include exclusions for punitive and/or exemplary damages where insurable under law.

(G)	Endorsements:

a.	The Borrowers shall in form and substance acceptable to Administrative Agent and cause their insurance coverages to be endorsed as follows:

i.
Administrative Agent shall be an additional insured with respect to the insurance coverages described in subsections (II). Administrative Agent shall be Loss Payee in accordance with Lender’s Loss Payable Endorsement 438 BFU or equivalent for coverages described in subsections (II)(A) and (II)(B) and shall provide that any payment for any loss or damage with respect to the property shall be made to Administrative Agent. It shall be understood that any obligation imposed upon the Borrowers, including but not limited to the obligation to pay premiums, shall be the sole obligation of the Borrowers, and not that of Administrative Agent;

ii.
The insurance companies will give Administrative Agent at least ten (10) days prior written notice, in the case of nonpayment of premiums, or thirty (30) days’ prior written notice, in all other cases, before any such policy or policies of insurance shall be altered or canceled and that no act or default of the primary insured party or any other Person shall affect the right of Administrative Agent to recover under such policy or policies of insurance in case of loss or damage;

iii.
In as much as the liability policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements of the liability policies, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured;

iv.
The insurers thereunder shall waive all rights of subrogation against Administrative Agent, any right of setoff or counterclaim and any other right to deduction, whether by attachment of otherwise; and

v.	Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Administrative Agent with respect to its interests.

(H)
Certifications. On the Closing Date, and at each policy renewal, but no less than annually, the Borrowers shall provide to Administrative Agent approved Certificates of Insurance from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated for such insurance required by Section (II)(G), above. Upon request, the Borrowers shall furnish Administrative Agent with copies of all insurance policies, binders, cover notes or other evidence of such insurance.

(I)
Insurance Report. Concurrently with the furnishing of all certificates referred to in this Schedule 4.17, the Borrowers shall furnish the Administrative Agent with an opinion from independent insurance broker(s), acceptable to the Administrative Agent, acting reasonably, stating that all premiums then due have been paid and that, in the opinion of such broker(s), the insurance then maintained by the Borrowers is in accordance with this Schedule 4.17. Furthermore, upon its first knowledge, such broker(s) shall advise the Administrative Agent promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any Person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by the Borrowers.

SCHEDULE 4.18

BANK AND SECURITY ACCOUNTS

List all banks and other financial institutions that any Borrower maintains deposits and/or bank, security or other accounts:

Bank/Institution	Name in Which Account Held	Description	Account number

Citibank 1 Broadway New York, NY 10004 (212) 248-6834	MMC Chula Vista II LLC	Checking – Controlled	9939531120
Citibank 1 Broadway New York, NY 10004 (212) 248-6834	MMC Escondido II LLC	Checking - Controlled	9939531147

SCHEDULE 10.3

ACTIONS TO PERFECT LIENS

UCC Filings State of Delaware

Other Actions to Perfect Liens None.

EXHIBIT A

NOTICE OF DELAYED DRAW TERM LOAN

__________, 200__

General Electric Capital Corporation., as Administrative Agent
120 Long Ridge Road
Stamford, Connecticut 06927
Attention: Mr. Osvaldo Rubio, EFS Account Manager

Re:	MMC Chula Vista II LLC

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement (as amended, modified, supplemented, renewed or restated from time to time, the “Loan Agreement”; capitalized terms used but not defined herein have the meanings given them in the Agreement) dated as of June 30, 2008, by and among MMC Chula Vista II LLC, a Delaware limited liability company (“Chula Vista Borrower”), MMC Escondido II LLC (“Escondido Borrower”) and together with the Chula Vista Borrower, collectively “Borrowers” and individually each “Borrower”), the other Credit Parties signatory thereto, each of the financial institutions a signatory thereto, from time to time, together with their successors and assignees (the “Lenders”), as lenders, and General Electric Capital Corporation., a Delaware corporation, as administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

The Borrowers hereby give you notice that the [Chula Vista Borrower/Escondido Borrower] (the “Applicable Borrower”) hereby requests the borrowing of a Delayed Draw Term Loan under Article 2 of the Loan Agreement and in connection therewith, sets forth the information related to such borrowing:

(i)	The aggregate principal amount of the Delayed Draw Term Loan is $[______] (the “Borrowing”)

(ii)	The Delayed Draw Term Loan is requested to be made on [______ __, 200__] (the “Borrowing Date”).

[(iii)[1]
The Borrowing is requested to pay the attached invoices received by the Applicable Borrower from Seller under Section 5.1 of the Purchase Agreement to which Applicable Borrower is a party for payments required to be made in accordance with the payment schedule set forth in Attachment 3 to such Purchase Agreement. Borrowers hereby direct that the proceeds of the Borrowing be sent directly by Administrative Agent to the Seller for application to Borrowers’ obligations under the Purchase Agreement to which Applicable Borrower is a party by wire transfer as follows:

[Insert Seller’s bank account information]]

[(iii)[1]
The Borrowing is requested to repay Parent Advances, the proceeds of which have been used by the Applicable Borrower solely to pay the attached invoices received by the Applicable Borrower from Seller under Section 5.1 of the Purchase Agreement to which the Applicable Borrower is a party for the payments required to be made in accordance with the payment schedule set forth in Attachment 3 to such Purchase Agreement (other than the initial 45% of such payments). Attached hereto is correspondence from the Seller confirming that the such invoices have been paid. Borrowers hereby direct that the proceeds of the Borrowing be sent by the Administrative Agent to the Parent in repayment of such Parent Advances by wire transfer as follows:

__________________
1Insert appropriate clause (iii).

[Insert Parent’s bank account information]]

The undersigned hereby certifies that (i) all of the statements contained in Section 3.2 of the Loan Agreement are true and correct on the date hereof, and will be true and correct on the Borrowing Date, before and after giving effect thereto and the application of the proceeds of the requested Delayed Draw Term Loan and (ii) the proceeds of the requested Delayed Draw Term Loan will be used as set forth in clause (iii) above.

IN WITNESS WHEREOF, Borrowers have executed this Notice by its duly authorized member as of the date first written above.

BORROWERS

MMC CHULA VISTA II LLC

By: MMC Energy, Inc., its sole Member

By:
Name:
Title:

MMC ESCONDIDO II LLC

By: MMC Energy, Inc., its sole Member

By:
Name:
Title:

EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he or she is the duly elected and acting Secretary or Assistant Secretary of [Name of Credit Party], a [State of Organization] [Type of Legal Entity] (the “Credit Party”), and as such is the custodian of Credit Party’s Books and Records and is authorized to execute and deliver this Certificate in connection with the Loans being made to MMC Chula Vista II LLC and MMC Escondido II LLC (the “Borrowers”) under the Loan and Security Agreement of even date herewith (the “Loan Agreement”) by and among Borrowers, the other Credit Parties signatory thereto, each of the financial institutions a signatory thereto, from time to time, together with their successors and assignees (the “Lenders”), as lenders, and General Electric Capital Corporation., a Delaware corporation, as administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Loan Agreement. In order to induce the Lenders to execute the Agreement and make the Loans, the undersigned certifies (in his or her secretarial capacity, and on behalf of Credit Party) as follows:

1.
Attached hereto as Exhibit A is a true and complete copy of the [Describe Charter Document] of the Credit Party (the “Charter”), as certified by the Secretary of State of the State of [Insert State of Organization]. The Charter has not been amended since the date shown on the attached certificate (except as reflected in any attachments hereto) and is now in full force and effect.

2.
Attached hereto as Exhibit B is a true and complete copy of the [Insert name of Governing Document—Bylaws, Operating Agreement, etc.] of the Credit Party (the “Governing Document”), which Governing Document has not been amended since the date of the adoption thereof (except as reflected in any attachments hereto) and is now in full force and effect.

3.
Attached hereto as Exhibit C is a true and complete copy of a unanimous written consent executed by all of the members of the [describe governing body—board of directors, manager, etc.] of the Credit Party, said consent authorizing the execution, delivery and performance of the Loan Documents to which the Credit Party is a party, and said consent has not been modified, rescinded or amended since the date thereof and is in full force and effect as of the date hereof.

4.
The following Persons are now duly elected and qualified officers of the Credit Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver, on behalf of the Credit Party, the Loan Documents to which the Credit Party is a party and any certificate or other document to be delivered by the Credit Party pursuant to such Loan Documents:

Name	Office	Signature
___________________	___________________	___________________
___________________	___________________	___________________
___________________	___________________	___________________
___________________	___________________	___________________
___________________	___________________	___________________

IN WITNESS WHEREOF, the undersigned have executed this Certificate on ________________, 20__.

By:_____________________________________________
Name:___________________________________________
Title: [Assistant] Secretary

The undersigned, the [insert title of officer] of the Credit Party, hereby certifies that [insert name of [Assistant] Secretary of Credit Party] is the [Assistant] Secretary of the Credit Party and is authorized to execute and deliver this Certificate.

By:_____________________________________________
Name:___________________________________________
Title: [insert title of officer]

EXHIBIT C

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by [insert name of Credit Party] (“Credit Party”), to General Electric Capital Corporation, as administrative agent (hereinafter referred to as “Attorney”), under a Loan and Security Agreement dated as even date herewith (the “Agreement”; capitalized terms are used herein as defined in the Agreement) by and among MMC Chula Vista II LLC, MMC Escondido II LLC, the other “Credit Parties” named therein, if any, the Lenders from time to time party thereto and General Electric Capital Corporation, as administrative agent. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Credit Party as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Credit Party irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Credit Party without Attorney’s written consent until such time as payment in full of all Obligations due and payable to Attorney has been made under the Loan Documents.

Credit Party hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Credit Party’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Party and in the name of Credit Party or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Credit Party hereby grants to Attorney the power and right, on behalf of Credit Party, without notice to or assent by Credit Party, and at any time, to do the following: (a) change the address for delivery of mail, open mail for Credit Party, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Credit Party, (b) effect any repairs to any asset of Credit Party, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies, (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Credit Party or its property, (d) defend any suit, action or proceeding brought against Credit Party if Credit Party does not defend such suit, action or proceeding or if Attorney believes that Credit Party is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate, (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Credit Party whenever payable and to enforce any other right in respect of Credit Party’s property, (f) sell, transfer, pledge, compromise payment or make any other agreement with respect to, or otherwise deal with any property of Credit Party, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith and (g) cause the certified public accountants then engaged by Credit Party to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request and (5) the results of each physical verification of inventory, all as though Attorney were the absolute owner of the property of Credit Party for all purposes, and to do, at Attorney’s option and Credit Party’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Credit Party’s property or assets and Attorney’s liens thereon, all as fully and effectively as Credit Party might do. Credit Party hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Credit Party on ________________, 20___.

[CREDIT PARTY]  ATTEST:_________________________

By:___________________________________

Name: [Signatory Person (name) for Credit Party]

Title: [Signatory Title for Credit Party]

Notarization in appropriate form for the state of execution is required

EXHIBIT D

FORM OF ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between the assignor and the assignee (each as defined below).

The parties hereto hereby agree as follows:

Borrowers:	MMC Chula Vista II LLC, a Delaware limited liability company and MMC Escondido II LLC, a Delaware limited liability company (the “Borrowers”)
Administrative Agent:	General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”)
Loan Agreement:
Loan and Security Agreement, dated as of June 30, 2008, among the Borrowers, the other Credit Parties party thereto, the Lenders party thereto, from time to time, and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition are used as defined in the Loan Agreement)

[Trade Date:	_________, ____][1]
Effective Date:	_________, ____[2]

Assignor (collectively, the “Assignors”)[3]	Assignee (collectively, the “Assignees”)[4]	Facility Assigned	Aggregate amount of Delayed Draw Term Loan Commitments or principal amount of Loans for all Lenders[5]		Aggregate amount of Delayed Draw Term Loan Commitments or principal amount of Loans Assigned[5]		Percentage Assigned[6]
[Name of Assignor]	[Name of Assignee] [Affiliate][Approved Fund]of [Name of Lender]	Delayed Draw Term Loan Facility	$	__________	$	__________	__.______	%

[The Remainder of this Page Was Intentionally Left Blank]
_____________________________
1Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.
2To be filled out by Administrative Agent upon entry in the Register.
3List each Assignor, as appropriate.
4List each Assignee, as appropriate.
5Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.
6Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the Facility.
This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

Section 1. Assignment. Each Assignor hereby sells and assigns to the Assignee set forth above opposite such Assignor, and such Assignee hereby purchases and assumes from such Assignor, such Assignor’s rights and obligations in its capacity as Lender under the Loan Agreement (including Liabilities owing to or by such Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above opposite such Assignor (such Assignor’s “Assigned Interest”).

Section 2. Representations, Warranties and Covenants of Assignors. Each Assignor severally but not jointly (a) represents and warrants to its corresponding Assignee and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Delayed Draw Term Loan Facility, the percentage of the Delayed Draw Term Loan Facility represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Administrative Agent exchange such Notes for new Notes in accordance with Section 2.11(e) of the Loan Agreement.

Section 3. Representations, Warranties and Covenants of Assignees. Each Assignee severally but not jointly (a) represents and warrants to its corresponding Assignor and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for such Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) to the extent indicated above, is an Affiliate or an Approved Fund of the Lender set forth above and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (b) appoints and authorizes the Administrative Agent to take such action as administrative agent and collateral agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon any Secured Party and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in accordance with Section 13.22 of the Loan Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Administrative Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 13.2(c) of the Loan Agreement and (h) to the extent required pursuant to Section 2.13(f) of the Loan Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN or W-9.

Section 4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by each Assignor, each Assignee and, to the extent required by Section 13.2(b) of the Loan Agreement, the Borrowers, this Assignment (including its attachments) will be delivered to the Administrative Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Administrative Agent and (ii) the recording of this Assignment in the Register. The Administrative Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5. Effect. As of the Effective Date, (a) each Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Loan Agreement and (b) each Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Delayed Draw Term Loan Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6. Distribution of Payments. On and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of each Assigned Interest of any Assignor (a) in the case of amounts accrued to but excluding the Effective Date, to such Assignor and (b) otherwise, to the corresponding Assignee.

Section 7. Miscellaneous. This Assignment is a Loan Document and, as such, is subject to certain provisions of the Loan Agreement, including Sections 1.4, 13.14(a) and 13.15 thereof. On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignors, Assignees, the Administrative Agent and their Related Persons and their successors and assigns. This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:
[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

[Lending Office for Eurodollar Rate Loans:[8]
[Insert Address (including contact name, fax number and e-mail address)]]

Lending Office (and address for notices)
for any other purpose:
[Insert Address (including contact name, fax number and e-mail address)]

ACCEPTED and AGREED
this __ day of ______ _____:

GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent

By:
Name:
Title:

[MMC CHULA VISTA II LLC][9]

[By:
Name:
Title:]

[MMC ESCONDIDO II LLC][8]

[By:
Name:
Title:]

_________________________
8Insert for each Assignee.
9Include only if required pursuant to Section 13.2(b) of the Loan Agreement.

4

EXHIBIT E

FORM OF NOTE

LENDER: [NAME OF LENDER] NEW YORK, NEW YORK
PRINCIPAL AMOUNT: $_______	___________, 20__

FOR VALUE RECEIVED, the undersigned, MMC Chula Vista II LLC, a Delaware limited liability company, and MMC Escondido II LLC, a Delaware limited liability company (“each a Borrower” and, collectively, “Borrowers”), hereby jointly and severally promise to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Delayed Draw Term Loans (as defined in the Loan Agreement referred to below) of the Lender to the Borrowers, payable at such times and in such amounts as are specified in the Loan Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Delayed Draw Term Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Loan Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by Borrowers.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at 120 Long Ridge Road, Stamford Connecticut 06927, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of June 30, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrowers, the other Credit Parties party thereto, the Lenders party thereto from time to time and General Electric Capital Corporation, as administrative agent for the Lenders. Capitalized terms used herein without definition are used as defined in the Loan Agreement.

The Loan Agreement, among other things, (a) provides for the making of Delayed Draw Term Loans by the Lender to Borrowers in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Delayed Draw Term Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Loan Agreement, including Sections 1.4, 13.14(a) and 13.15 thereof. The obligations of the Borrowers under this Note are joint and several as provided in Section 2.15 of the Loan Agreement.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature Pages Follow]

In witness whereof, each Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

MMC CHULA VISTA II LLC

By: MMC Energy, Inc., its sole Member

By:
Name:
Title:

MMC ESCONDIDO II LLC

By: MMC Energy, Inc., its sole Member

By:
Name:
Title:

EXHIBIT F

FORM OF NOTICE OF CONVERSION OR CONTINUATION

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent under the

Loan Agreement referred to below

_________ __, 20__

Attention:

Re:	MMC Chula Vista II LLC and MMC Escondido II LLC (“Borrowers”)

Reference is made to the Loan and Security Agreement, dated as of June 30, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrowers, the lenders from time to time party thereto, General Electric Capital Corporation, as administrative agent, and the other parties thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

Borrowers hereby gives you irrevocable notice, pursuant to Section 2.7(e)(ii) of the Loan Agreement of its request for the following:

E. a continuation, on ________, ____, as Eurodollar Rate Loans having an Interest Period of 3 months of [a] Delayed Draw Term Loan[s] in [the] [an aggregate] outstanding principal amount of $____________ having an Interest Period ending on the proposed date for such continuation;
F. a conversion, on ________, ____, to Eurodollar Rate Loans having an Interest Period of 3 months of [a] Delayed Draw Term Loan[s] in [the] [an aggregate] outstanding principal amount of $____________; and
G. a conversion, on ________, ____, to Base Rate Loans, of [a] Delayed Draw Term Loan[s] in [the] [an aggregate] outstanding principal amount of $____________.

In connection herewith, the undersigned hereby certifies that no Default is continuing on the date hereof, both before and after giving effect to any Loan to be made on or before any date for any proposed conversion or continuation set forth above.

MMC CHULA VISTA II LLC

By: MMC Energy, Inc., its sole Member

By:
Name:	Denis Gagnon
Title:	Chief Financial Officer

MMC ESCONDIDO II LLC

By: MMC Energy, Inc., its sole Member

By:
Name:	Denis Gagnon
Title:	Chief Financial Officer

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